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                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is dated as of March 1, 2002 by and among:

               PERRY, HARLAN, LESLIE, BREATHITT REGIONAL
               INDUSTRIAL AUTHORITY, INC.
               A Kentucky non-profit corporation
               917 Perry Park Road
               Hazard, Kentucky 41701                          (the "Authority")

               AMERICAN WOODMARK CORPORATION
               A Virginia corporation
               3102 Shawnee Drive
               Winchester, Virginia 22601                       (the "Borrower")

                                 Recitals

                    This Loan Agreement (the "Loan Agreement") provides for a loan in the amount of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) from the Authority to the Borrower, in accordance with the terms and conditions of that certain Multi-County Local Government Economic Development Fund Grant (the "LGEDF Grant"), approved by the Kentucky Economic Development Finance Authority ("KEDFA') at its October 25, 2001, board meeting, and made to the Authority in its capacity as a regional industrial authority.

                                    SECTION 1

                                   Definitions

     As used in this Agreement:

     "Accountant" shall mean the certified public accountant or firm of certified public accountants acting as the Borrower's accountant.

     An "Affiliate" of, or a Person "Affiliated" with, a specified Person, is a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     "Certificate of Occupancy" shall mean such certificate(s) as may be required by any federal, state or local jurisdiction to authorize the public occupancy of the industrial facility to be constructed by Borrower on Lot # 105 of the Coalfields Regional Industrial Park for the purposes specified in the Grant Agreement by and between the Authority, the Borrower and KEDFA dated as of February 13, 2002.

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     "DCCD" shall mean the Department for Coal County Development, Cabinet for
Economic Development of the Commonwealth of Kentucky

     "Event of Default" shall mean the happening of any one or more of the events which constitute an event of default under Section 6 of this Loan Agreement.

     "Grant Agreement" shall mean that certain LGEDF Grant Agreement by and between the Authority, the Borrower and KEDFA dated as of February 13, 2002, the terms and conditions of which are incorporated herein by reference, and an executed copy of which is attached hereto as Exhibit "C."

     "Industrial Facility" shall mean that industrial or manufacturing plant and related improvements to be constructed by Borrower on Lot # 105 of the Coalfields Industrial Park for the purposes specified in the Grant Agreement by and between the Authority, the Borrower and KEDFA dated as of February 13, 2002, all as more fully specified in Exhibit "D" attached hereto, and with such material modifications, if any, as may be approved by the Authority and the DCCD from time to time.

     "Loan" shall mean the loan in the principal amount of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00), from the Authority to the Borrower provided in Section 2 of this Loan Agreement, as evidenced by the Note attached as Exhibit "A" to this Agreement.

     "Loan Documents" shall mean this Loan Agreement, the Note, the Mortgage and all other instruments or agreements related thereto.

     "Mortgage" shall mean the first mortgage given to the Authority by Borrower on the Property, attached hereto as Exhibit "B" to this Loan Agreement.

     "Note" shall mean the promissory note attached as Exhibit "A" to this Agreement, and shall include any renewal, replacement, extension or novation thereof.

     "Person" shall mean any person, firm, trust, corporation or business organization.

     "Project Site" shall mean the 30 (plus/minus) acres of real property generally located in the Coalfields Regional Industrial Park, Perry County, Kentucky, together with all improvements and fixtures attached thereto, being the same property described and set forth in the Mortgage attached hereto as Exhibit "B".

     "Property" shall mean the real property described in the Mortgage, together with the Industrial Facility and all other improvements or fixtures attached thereto.

     "Security Instruments" shall mean the Mortgage and all other instruments and rights securing the Note or Loan.

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                                    SECTION 2
                                    The Loan

     The Authority agrees to grant the Borrower the Loan in accordance with the terms and conditions of the Loan Documents, as follows:

     2.1 Amount. The principal amount of the Loan shall be FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00), as evidenced by the Note attached hereto and made a part hereof as Exhibit "A".

     2.2 Interest. The Authority and the Borrower acknowledge that this Loan is intended to be a NON-INTEREST BEARING loan obligation so long as the Borrower shall faithfully perform its obligations hereunder to construct an industrial facility on the Property. Upon the occurrence of any Event of Default by the Borrower, interest shall commence to accrue at the annual rate of TWO PERCENT (2.00%) on the principal amount of the Loan from the time of said Event of Default until the Loan is finally collected or has been fully repaid.

     2.3 Installments of Principal and Interest. There shall be no requirement of repayment of this Loan so long as the Borrower shall faithfully perform its obligations hereunder to construct an industrial facility on the Property. Upon the Borrower's completion of the building and its receipt of a bona fide certificate of occupancy from each governmental authority having jurisdiction thereof, the Loan shall be deemed satisfied and paid in full. Upon the occurrence of any Event of Default, and provided such Event of Default shall not thereafter be timely cured as provided herein, then this Loan shall become immediately due and payable with interest as herein provided.

                                    SECTION 3

                                    Security

     The Note and the Loan evidenced thereby are and shall be secured by and entitled to the benefits of all of the following:

     3.1 Mortgage Interest in Real Property. The Note and Loan shall be secured by the first lien created pursuant to the Mortgage, attached hereto and made a part hereof as Exhibit "B" and incorporated herein by reference.

     3.2 Condemnation Awards. As part security for the payment of the Note and Loan and the performance of the Borrower's obligations under this Loan Agreement, the Borrower hereby assigns to the Authority all judgments, awards of damages or settlements hereafter made resulting from condemnation proceedings or in lieu of any taking of the Property or any part thereof under the power of eminent domain, or for any damage, whether caused by such taking or otherwise, to the Property or the improvements thereon or any part thereof, or to any streets appurtenant thereto, including any award for change of grade of streets. In the Event of a Default then outstanding, the Authority may apply all such sums or any part thereof so received after the payment of all of its expenses, including costs and attorneys' fees, to payment of the Note in such manner as it may elect or, at its option, the entire amount or any part thereof so received may be released to the Borrower or other party entitled thereto as their interests may appear. Provided that no default shall then have occurred, the Borrower may retain and be under no obligation to turn over any of the condemnation proceeds to the Authority.

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                                    SECTION 4
                                General Covenants

     The Borrower agrees that, until the building and other improvements contemplated to be constructed by this Loan Agreement are completed and the Certificate of Occupancy is delivered to the Authority, or until the principal of and all interest on the Note shall have been paid in full in the Event of Default, the Borrower shall perform, observe and comply with each of the following:

     4.1  Insurance. The Borrower shall maintain insurance as follows:

          (a) Liability Insurance. The Borrower, at its own cost and expense, shall procure, maintain and carry in full force and effect general liability, public liability and workers' compensation liability insurance with respect to their actions and operations to such extent, in such amounts and with such deductibles as are commonly carried by prudent businesses similarly situated, but in any event not less than $1,000,000.00 combined single limit per occurrence, or the amount of coverage per person and per occurrence. The Borrower, at its own cost and expense, shall procure, maintain and carry in full force and effect property damage insurance in the amount of at least $1,000,000.00. Without limiting the foregoing, such insurance shall (i) insure against any liability for loss, injury, damage or claims caused by or arising out of or in connection with the operation of Borrower's business including injury to or death of the Borrower's employees, agents or any other persons and damage to or destruction of public or private property, and (ii) the Authority shall be listed on the policy as an additional insured.

          (b) Physical Damage and Builders Risk Insurance. The Borrower, at its own cost and expense, shall insure all of its properties to such extent, against such hazards (including, without limitation, fire, theft, extended coverage, vandalism and malicious mischief) in the amount of coverage and with such deductibles as are commonly carried by prudent businesses similarly situated, and in any event the amount of coverage with respect to the Property shall be the full insurable value of the Property on the basis of replacement cost, either without co-insurance requirements, or with coverage adequate to avoid co-insurance penalty. The Borrower, or its contractors and subcontractors, shall secure comprehensive builders risk insurance for the Property during the construction of the Industrial Facility in an amount equal to the full insurable value of the Property plus the improvements on the basis of replacement cost, either without co-insurance requirements, or with coverage adequate to avoid co-insurance penalty. In no event shall the amount of the insurance called for by this Subsection 4.1(b) be less than $450,000.00 during any phase of the construction of the Industrial Facility. Without limiting the foregoing, such insurance shall contain a standard mortgagee endorsement in favor of the Authority.

          (c) Flood Insurance. The Borrower, at its own cost and expense, shall insure the Property by a policy of flood insurance in the maximum amount available if the Property is in an area which has been, or is at any time during the term of this Loan Agreement, identified by the Secretary of Housing and Urban Development (or a like successor agency) as having special flood or mud slide hazards, and in which area the sale of flood insurance has been made available under The National Flood Insurance Act of 1968. Without limiting the foregoing, such insurance shall (i) name the Authority as an additional insured, and expressly provide that all of the provisions thereof shall operate in the

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same manner as if there were a separate policy covering the Authority, and (ii)
provide for payment of the proceeds as provided in the Mortgage. If the Property is not in the area identified as having special flood or mud slide hazards, Borrower shall provide evidence of same in the form of an engineer's certificate to the Authority and, upon so doing, shall be considered to have sufficiently complied with this section.

          (d)  General Insurance Requirements.

               (i) All insurance which the Borrower is required to maintain shall be satisfactory to the Authority in form, amount and insurer. Such insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentations or negligence of the Borrower. Each policy shall contain an agreement by the insurer that, notwithstanding lapse of a policy for any reason, or right of cancellation by the insurer or any cancellation by the Borrower, such policy shall continue in full force for the benefit of the Authority for at least thirty (30) days after written notice thereof to the Authority, except that such notice shall be ten (10) days for non-payment of premium, and no alteration in any such policy shall be made except upon thirty (30) days written notice of such proposed alteration to the Authority and written approval by the Authority. The Borrower shall provide the Authority with certificates evidencing its due compliance with the requirements of this Section 4.

               (ii) Prior to the expiration date of any policy of insurance maintained pursuant to this Loan Agreement, the Borrower shall provide the Authority with a certificate of insurance evidencing the acquisition of a new policy, or an extension or renewal of an existing policy, evidencing the Borrower's due compliance with this Section.

               (iii) If the Borrower falls to acquire any policy of insurance to renew or replace any such policy at least ten (10) days prior to the expiration thereof, or fails to keep any such policy in full force and effect, the Authority shall have the option, but not the obligation to pay the premiums on any such policy of insurance or to take out new insurance in amount, type, coverage and terms satisfactory to the Authority. Any amounts paid therefor by the Authority shall be immediately due and payable to the Authority by the Borrower upon demand. No exercise by the Authority of such option shall in any way affect the provisions of this Loan Agreement, including the provision that failure by the Borrower to maintain the prescribed insurance shall constitute an Event of Default.

     4.2 Mergers, Sales, Transfers, Redemptions and Other Dispositions of Assets or Dissolution. Borrower shall not, without the prior written consent of the Authority and the DCCD (which consent shall not be unreasonably withheld):

          (a) Sell, transfer or otherwise dispose of all or substantially all of its assets;

          (b) Liquidate or dissolve or take any action with a view toward liquidation or dissolution;

          (c) Lease as lessor, sell or otherwise transfer or dispose of all or any portion of its fixed assets, machinery and equipment having a value in excess of $250,000.00, other than obsolete equipment no longer usable in its business;

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          (d)  Substantially cease Borrower's business operations; or,

          (e)  Enter into any agreement for the assumption of the Loan.

     4.3 Financial Statements and Business Records. The Borrower shall keep true and complete financial records in accordance with generally accepted accounting principles consistently applied, and keep business records in accordance with good business practices in the industry. Upon the Authority's request and at reasonable times and places, the Borrower shall make its business records available to the Authority for inspection. During the term of the Loan, the Borrower shall furnish to the Authority Borrower's audited annual financial statement, including, without limitation, balance sheets, statement of profit and loss, and application of funds, prepared by Ernst & Young, LLP, or another accounting firm reasonably satisfactory to the Authority.

     4.4 Liens on Real Property. The Borrower shall not incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the real property described in the Mortgage except (a) the first mortgage granted to Authority, to be recorded in the Perry County Clerk's Office (b) liens for real property taxes and assessments not yet due and payable and with respect to which no enforcement action is being taken or pursued, or if so taken or pursued, as to which the Borrower is contesting the same in good faith and having posted a bond protecting against the same in such form and amount and with such parties as may be approved by the Authority; or in lien of the bond, having paid the amount in question prior to contesting the claim, thereby holding harmless the Authority, county and the Commonwealth;
(c) easements, restrictions and stipulations of record as to use, improvement and occupancy of the Property; and (d) governmental laws and regulations affecting the Property.

     4.5 Designation of Agent. The Borrower shall at all times be available to accept service or have a properly designated agent to accept service of process who is a resident of or has offices in the Commonwealth of Kentucky. The Borrower shall notify the Authority of any change in the name or address of such agent.

     4.6 Taxes and Other Obligations. The Borrower shall pay, before any of them becomes in arrears, all taxes, assessments, governmental charges, levies and any other claims (for example, for labor, materials, or supplies) which, if unpaid, might become a lien or charge upon the Property or any other of the Borrower's property, unless the Borrower is contesting the same in good faith and has posted a bond protecting the same in such form and amount and with such parties as may be approved by the Authority, or in lieu of the bond, having paid the amount in question prior to contesting the claim, thereby holding harmless the Authority, county and the Commonwealth.

     4.7 Use of Loan Proceeds. The proceeds of the Loan shall be used to reimburse costs incurred in the acquisition of the Property from the Authority and for no other purpose unless expressly approved, in writing, by the Authority and by the DCCD.

     4.8 Properties. The Borrower shall maintain the Industrial Facility and any improvements to the Property and its other buildings and other fixed assets in good condition, subject only to normal wear and tear, and make all necessary and proper repairs, renewals and replacements, and shall comply with

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all material provisions of leases and other material agreements in order to prevent loss or forfeiture.

     4.9  Title Search and Opinion.

          (a) At its own expense, at or before the time the Loan is disbursed, the Borrower shall provide to the Authority a title opinion letter detailing a title search on the Property to be performed by Borrower's attorney, stating that Borrower has a good, marketable and unencumbered fee simple title to the Property, subject only to such exceptions as may have been reviewed and accepted by the Authority. In lieu thereof, and at the discretion of the Borrower, the Borrower may furnish the Authority with a mortgagee's policy of title insurance from a title insurance company qualified to do business in the Commonwealth of Kentucky and upon such terms and conditions and subject to such exceptions as the Authority in its reasonable discretion may approve.

          (b) As soon as practicable after closing, Borrower's attorney shall provide a supplemental title opinion letter or, at the discretion of the Borrower, a supplemental endorsement from a title insurance company approved by the Authority reflecting that the Mortgage of the Authority has been filed of record and constitutes a first and prior lien against the Property.

          (c) The Borrower shall furnish evidence satisfactory to the Authority that payment in full has been made for all labor and materials furnished in connection with the constructing of any improvements on the Property and all other services and work related thereto, and that no claim, lien or other right exists with reference to such labor and materials.

     4.10 Corporate Existence. The Borrower shall preserve its corporate existence and shall be and remain qualified to do business in Kentucky and in all states in which it is required to be so qualified.

     4.11 Compliance with Law. The Borrower shall comply in all material respects with all valid and applicable statutes, rules and regulations of the United States of America, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to them, and the provisions of licenses issued to it, except where (1) noncompliance in no way affects or impairs the security granted herein by Borrower to the Authority, or (2) the same shall be currently contested in good faith by appropriate proceedings, timely instituted, which shall operate to stay any order with respect to noncompliance.

     4.12 No Change in Ownership or Control. The Borrower shall not cause or permit any material change in Management of the Borrower without prior written notice to and written consent of the Authority, which consent shall not be unreasonably withheld. For purposes of this section, "Management of the Borrower" shall mean the Chairman of the Board, President, and Chief Financial Officer.

     4.13 Construction of the Industrial Facility. The Borrower shall promptly undertake and diligently complete all work, including all labor, materials and professional services not herein nor elsewhere expressly undertaken in writing by the Authority, required for the construction of the Industrial Facility. All of the work to be prosecuted by the Borrower shall be performed in compliance with the general specifications provided in Exhibit "D" attached hereto, subject to such material modifications as may be hereinafter approved by the Authority and by DCCD, and the work shall be performed in a

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workmanlike manner, in accordance with laws and regulations of governmental entities then in force, and on such timetable and pursuant to the terms of such construction agreements and professional service agreements as the Authority and the DCCD may in their reasonable discretion approve.

     4.14 Project Completion. Borrower shall provide a Certificate of Occupancy showing that the improvements are complete and ready for occupancy by Borrower upon completion of the project.

                                    SECTION 5
                         Representations and Warranties

     The Borrower hereby represents and warrants to the Authority as follows (which warranties and representations shall be deemed to survive the execution of this Loan Agreement):

     5.1 Existence. The Borrower is a duly organized and validly existing corporation under the laws of the Commonwealth of Virginia, qualified to do business in Kentucky.

     5.2 Right to Act. The Borrower has the legal power, capacity and right to execute and deliver all of the Loan Documents, and to observe and perform all of the provisions of the Loan Documents. The Borrower's execution and delivery of the Loan Documents and its performance or observance of the provisions of the Loan Documents do not and will not violate any existing provisions in Borrower's Articles of Incorporation or By-Laws or any law applicable to Borrower or otherwise constitute a default or a violation under, or result in the imposition of any lien under, or conflict with, or result in any breach of any of the provisions of, any existing material contract or other obligation binding Borrower, with or without the passage of time or the giving of notice or both. The officer executing and delivering the Loan Documents on behalf of the Borrower has been duly authorized to do so, and the Loan Documents referred to herein are legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     5.3 Litigation and Taxes. No litigation or proceeding involving the Borrower is pending or threatened in any court or administrative agency, except as disclosed in Counsel's Opinion as required by ss.8.5 herein. Said litigation, if determined adversely to Borrower, will not have a material adverse impact on Borrower's financial condition or otherwise impair its ability to honor the commitments made herein. The Borrower is not in default in the payment of any tax, nor is any assessment threatened in respect thereof (other than the assessment of ad valorem property taxes not yet due and payable), and Borrower has timely filed all federal, state and local tax returns and has paid all taxes required to be paid therewith.

     5.4 Financial Statements. Any of the Borrower's financial statements, heretofore furnished to the Authority, are true and complete, have been prepared in accordance with generally accepted accounting principles, omit no material contingent liabilities of any kind that are not disclosed or otherwise reflected therein, and fairly present their respective financial conditions as of their dates and the results of the Borrower's operations for the fiscal period then ending. Since the date of their preparation, there has been no material adverse change in the Borrower's financial condition, property or business.

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     5.5  Default. No Event of Default exists under this Loan Agreement, nor will any such default begin to exist immediately after the execution and delivery hereof.

     5.6 No Liens on the Property. The Borrower owns good and marketable title to the Property described in the Mortgage, and the Property is free from any mortgages, liens, charges or other encumbrances of any nature whatsoever except those liens set forth and described in Section 4.4 herein.

     5.7  Hazardous Materials.

          (a) Borrower represents and warrants that it has no actual knowledge that any Hazardous Materials exist on, under or about the Property or have been transported to or from the Property or used, generated, manufactured, stored or disposed of on, under or about the Property, except in full compliance with applicable laws, and the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or the environmental conditions on, under or about the Property, including, without limitation, soil and groundwater conditions. Hazardous Materials shall include:
(i) oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which pose a hazard to the Property or to persons on or about the Property, cause the Property to be in violation of any local, state or federal law or regulation, or are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to: (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; (B) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.;
(C) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq.; and (D) regulations adopted and publications promulgated pursuant to the aforesaid laws; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyl in excess of fifty (50) parts per million; and (iii) any other chemical, material or substances, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property.

          (b) Borrower shall, at its sole cost and expense, prevent the imposition of any lien against the Property for the cleanup of any Hazardous Material, and shall comply and cause (i) all tenants under any lease or occupancy agreement affecting any portion of the Property, and (ii) any other person or entity on or occupying the Property, to comply with all federal, state and local laws, regulations, rules ordinances and policies concerning the environment, health and safety and relating to the use, handling, production, disposal, discharge and storage of Hazardous Materials in, or about the Property.

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          (c)  Borrower shall promptly take any and all necessary remedial action in response to the presence, storage, use, disposal, transportation or discharge of any Hazardous Materials on, under or about the Property. In the event Borrower undertakes any remedial action with respect to any Hazardous Materials on, under or about the property, Borrower shall immediately notify Authority of any such remedial action, and shall conduct and complete such remedial action (A) in compliance with all applicable federal, state and local laws, regulations, rules, ordinances and policies, (B) to the satisfaction of Authority, and (C) in accordance with the orders and directives of all federal, state and local governmental authorities.

          (d) Borrower shall protect, indemnify and hold Authority, its directors, officers, employees and agents, and any successors to Authority's interest in the Property, harmless from and against any and all claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorney fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, production, transportation, disposal or storage of any Hazardous Materials in the course of Borrower's business operations, including, without limitation: (i) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of Hazardous Materials by Borrower, or any person or entity on or about the Property under the control of Borrower, or (B) any residual contamination affecting any natural resource or the environment, and (ii) the costs of any required or necessary repair, cleanup, or detoxification of the Property and the preparation of any closure or other required plans (all such costs, damages, and expenses referred to in this Paragraph (d) hereafter referred to as "Expenses"). In addition, Borrower agrees that in the event any Hazardous Material is caused to be removed from the Property by Borrower, Authority, or any other person or entity, the number assigned by the Environmental Protection Agency to such Hazardous Material shall be solely in the name of Borrower and Borrower shall assume any and all liability for such removed Hazardous Material. In the event Authority pays any Expenses, such Expenses shall be additional indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Note.

          (e) Borrower shall pay or reimburse Authority for any and all loss, cost, damage and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Authority may incur as a result of or in connection with the assertion against Authority of any claims relating to the presence or removal of any hazardous material, or compliance with any federal, state or local laws, rules, regulations or order relating thereto, and the amount(s) thereof shall be additional indebtedness secured hereby and by the Security Instruments and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Note.

                                    SECTION 6
                                Events of Default

     Each of the following shall constitute an Event of Default under this Loan
Agreement:

     6.1 Covenants and Agreement. If the Borrower violates, fails or omit to performs or observe any covenant, agreement, condition or other provision contained or referred to in, or any default occurs under, the Loan Documents,

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and such failure or omission shall not have been fully corrected within thirty
(30) days (or such shorter grace period as may be provided in the particular instrument for the particular default) after the Authority has given written notice thereof to the Borrower.

     6.2 Compliance with Grant Agreement. If the Borrower violates, fails or omit to performs or observe any covenant, agreement, condition or other provision contained or referred to in, or any default Occurs under, the Grant Agreement, and such failure or omission shall not have been fully corrected within any applicable time period allowed thereunder for curing such defaults.

     6.3 Accuracy of Statements. If any representation, warranty or other statement of fact contained herein, or in any of the other Loan Documents or in any writing, certificate, report or statement at any time furnished to the Authority pursuant to or in connection with this Loan Agreement or otherwise shall be materially false or misleading in any respect or shall omit a material fact whether or not made with knowledge of same.

     6.4 Adverse Financial Change. If there should be any material adverse change in the financial condition of the Borrower, as determined in the Authority's reasonable discretion, from its financial condition as shown on any financial statement supplied to the Authority as referred to in subsections 4.3 or 5.4 hereof, and such adverse change is not fully corrected to the Authority's satisfaction within ten (10) days after written notice with respect thereto from the Authority.

     6.5 Dissolution or Termination of Existence. If the Borrower or any person, firm or corporation affiliated with Borrower takes any action that is intended to result in Borrower's termination, dissolution or liquidation.

     6.7  Solvency.

          (a) If the Borrower shall (i) be adjudicated bankrupt, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, or (iv) file a petition, or admit (by answer, default or otherwise) the material allegations of any petition filed against him or it, in bankruptcy under the federal bankruptcy laws (as in effect on the date this Loan Agreement, or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of their debts.

          (b) If a petition shall have been filed against the Borrower in proceedings under the federal bankruptcy laws (in effect on the day of this Loan Agreement, or as they may be amended from time to time) or under any other laws for the relief of debtors, or for the discharge, arrangement or compromise of their debts, or any order shall be entered by any court of competent jurisdiction appointing a receiver trustee or liquidator of all or part of Borrower's assets, and such petition or order is not dismissed or stayed within thirty (30) consecutive days after entry thereof.

     6.8 Other Defaults. If any event would give another Person the right to accelerate payments of indebtedness or to proceed against the Property.

                                    SECTION 7
                              Remedies Upon Default

     Notwithstanding any contrary provisions or inference herein or elsewhere:

     7.1 Rights Under Security Instruments. If any Event of Default shall occur, the Authority shall also have the rights and remedies granted it under any and all of the Loan Documents and Security Instruments securing or intended to secure the Loan and the Note.

     7.2 Exercise of Remedies. The rights and remedies of the Authority shall be deemed to be cumulative and shall be in addition to all those rights and remedies afforded to the Authority at law or in equity. Any exercise of any rights or remedies shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

                                    SECTION 8
                              Conditions Precedent

     The Authority's obligation to make a Loan shall be conditioned upon the fulfillment of the following conditions prior to the making of such Loan:

     8.1 Representations, Warranties and Covenants. Each and every representation, warranty and covenant made by or on behalf of the Borrower in its application to the DCCD or relating to any of the Loan Documents or instruments or transactions contemplated thereby shall be true, complete and correct on and as of the date the Loan is made.

     8.2 No Defaults. There shall exist no Event of Default and no event which, with the giving of any notice or the passage of any period of time, constitutes an Event of Default.

     8.3 Compliance. The Borrower shall have observed or complied with all provisions of this Loan Agreement.

     8.4 Recordings. The Mortgage and any other documents or instruments as the Authority may request have been executed and delivered by the Borrower and filed or recorded in such public offices as the Authority may request to secure the Loan.

     8.5 Counsel Opinion. The Borrower shall have delivered to the Authority an opinion of the Borrower's counsel in form and substance satisfactory to the Authority and its counsel with respect to such matters as the Authority may reasonably require, in a form substantially similar to Exhibit "E" attached hereto.

                                    SECTION 9
                                 Interpretation

     9.1 No Waivers; Multiple Exercise of Rights. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, remedy or privilege by the Authority shall operate as a waiver thereof, nor shall any right, power, remedy or privilege of the Authority be exclusive of any other right, power, remedy or privilege referred to herein or in any related document now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise. Each such right, power, remedy or privilege may be exercised by the Authority, and as often and in such order as the Authority may deem expedient.

     9.2 Time of the Essence. Time shall be of the essence in the performance of all the Borrower's obligations under the Loan Documents and the other instruments related hereto.

     9.3 Binding Effect. The provisions of this Loan Agreement shall bind and benefit the Borrower and the Authority and their respective successors, heirs and assigns, including each subsequent holder, if any, of the Note.

     9.4 Headings. The headings used in this Loan Agreement are for reference only, and shall not be considered in the interpretation or construction of this Loan Agreement.

     9.5 Governing Law. The Loan Documents and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky.

     9.6 Complete Agreement. This Loan Agreement and the other instruments referred to herein, including without limitation the Grant Agreement, contain the entire agreement of the parties pertaining to its subject matter and supersede all prior written and oral agreements pertaining hereto.

     9.7 No Assignments or Modifications. The Borrower may not assign its rights and obligations under this Loan Agreement to any other party. This Loan Agreement may be modified only in a writing executed by the Authority and the Borrower.

     9.8 Severability. If any part, term or provision of this Loan Agreement is held by any court to be unenforceable or prohibited by any law applicable to this Loan Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law, or, if it is totally unenforceable, as if this Loan Agreement did not contain that particular part, term or provision.

                                   SECTION 10
                                     Notices

     Any notice required or permitted to be given under this Loan Agreement shall be in writing and shall be deemed sufficiently given for all purposes if sent by registered mail, postage pre-paid and return receipt requested, addressed to the intended recipient at (a) the address set forth in the preamble to this Loan Agreement, or (b) such other address which any party hereto may specify by written notice to the other parties hereto.

                                   SECTION 11
        Survival of Covenants, Agreements, Warranties and Representations

       All covenants, agreements, warranties and representations made by the Borrower herein shall survive the making of the Loan and the execution and delivery of the Loan Documents and all Security Instruments until the Loan is forgiven or repaid in full, including all interest, if any.

                                   SECTION 12
                                Fees and Expenses

     If any Event of Default shall occur under the Loan Documents or the Security Instruments, the Borrower shall pay to the Authority, to the extent allowable by applicable law, such amounts as shall be sufficient to reimburse the Authority fully for all of its costs and expenses incurred in enforcing its rights and remedies under the Loan Documents or Security Instruments, including without limitation the Authority's reasonable attorneys' fees and court costs. Such amounts shall be deemed evidenced by the Note and secured by all the Security Instruments.

                                   SECTION 13
                            Miscellaneous Provisions

     13.1 Term of Loan Agreement. The term of this Loan Agreement shall commence as of the date hereof, and continue until the first date on which the Loan is forgiven or until the Loan is repaid and all accrued but unpaid interest thereon, if any, shall have been paid in full, and the Borrower shall have performed all its other obligations hereunder.

     13.2 Further Assurances. The Borrower shall sign such other documents or instruments as the Authority may request from time to time to more fully create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to the Loan Documents or the Security Instruments.

     13.3 Incorporation by Reference. All exhibits, schedules, annexes or other attachments to this Loan Agreement are incorporated into the Loan Agreement as if set out in full in the first place that reference is made thereto.

     13.4 Multiple Counterparts. This Loan Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Loan Agreement shall consist of a sufficient number of such copies to reflect the signature of each party.

     13.5 Waivers by the Borrower. The Borrower hereby waives, to the extent permitted by applicable law, (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with the Note; (b) any requirement of diligence or promptness on the part of the Authority in enforcement of its rights under the provisions of the Loan Documents or the Security Instruments; and (c) any requirement of marshaling assets or proceeding against persons or assets in any particular order.

     IN WITNESS WHEREOF, the Authority and the Borrower have executed this Loan Agreement as of the day, month and year first above written.

PERRY, HARLAN, LESL1E, BREATHITT REGIONAL
INDUSTRIAL AUTHORITY, INC.

By: Ed Harris

Title: Chairman

AMERICAN WOODMARK CORPORATION

By: Dave L Blount

Title: Sr. Vice President

STATE OF KENTUCKY                     )
                                      )ss
COUNTY OF Perry                       )


I hereby certify that the foregoing Loan Agreement was duly subscribed, sworn to And acknowledged before me by Ed Harris as Chairman of the PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY, INC., on this the 12 day of February, 2002.



                                                     Notary Public

     My commission expires 11/25/2002


STATE OF Virginia        )
                         )ss
CITY OF Winchester       )


     I hereby certify that the foregoing Loan Agreement was duly subscribed, sworn to and acknowledged before me by David L. Blount of AMERICAN WOODMARK CORPORATION, on this the 1st day of March, 2002.

                                                     Notary Public

     My commission expires 12/31/2003

                                List of Exhibits

EXHIBIT A Non-Interest Bearing Promissory Note

EXHIBIT B Mortgage

EXHIBIT C Grant Agreement

EXHIBIT D General Specifications for Industrial Facility

EXHIBIT E Counsel Opinion Letter

                                    Exhibit A
                      NON-INTEREST BEARING PROMISSORY NOTE

$450,000.00                                                                ,200
                                                                Hazard, Kentucky

     FOR VALUE RECEIVED, AMERICAN WOODMARK CORPORATION, a Virginia corporation, 3102 Shawnee Drive, Winchester, Virginia, 22601 ("Borrower"), promises to pay to the order of PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY, INC. at its principal office at 917 Perry Park Road, Hazard, Kentucky, 41701 (the "Authority"), the principal sum of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) and, in the case of an Event of Default, with interest as hereinafter provided until the entire principal balance of and all accrued interest on this Note has been paid in full.

     This Note shall be forgiveable so long as the Borrower shall faithfully perform its obligations pursuant to a loan agreement (the "Loan Agreement") of even date herewith by and among the Authority and the Borrower which requires Borrower to construct an Industrial Facility on certain Property known as Lot # 105 of the Coalfields Industrial Park in Perry County, Kentucky. Any terms defined in the Loan Agreement and not otherwise defined herein shall have the same meaning herein as in the Loan Agreement. Upon the Borrower's completion of the Industrial Facility and its receipt and tender to the Authority of a bona fide Certificate of Occupancy from each governmental authority having jurisdiction thereof, the Loan shall be deemed satisfied and paid in full. However, unless earlier paid in full or otherwise satisfied through Borrower's performance, and provided the same has not been previously accelerated by the Authority due to default by the Borrower, this Note shall become due and payable, together with all accrued interest, if any, at the offices of the Authority in Hazard, Kentucky on December 31, 2004.

     The Authority and the Borrower acknowledge that this Loan is intended to be a NONINTEREST BEARING NOTE so long as the Borrower shall faithfully comply with its obligations hereunder and under the Loan Agreement. Upon the occurrence of any Event of Default by the Borrower, interest shall commence to accrue at the annual rate of TWO PERCENT (2.00%) on the principal amount of the Loan from the time of said Event of Default until the Loan has been finally collected or has been fully repaid.

     The occurrence of an "Event of Default" (as defined in the Loan Agreement) shall constitute a default under this Note. Upon any Event of Default, the principal of this Note shall commence to accrue interest at the annual rate of TWO PERCENT (2.00%). The holder of this Note may also, at its option, declare the entire unpaid balance of, and all accrued interest on, this Note to be immediately due and payable.

     This Note is secured by a mortgage ("Mortgage") on certain Property more particularly described therein. The holder of this Note is entitled to the rights and security in such Mortgage, more fully described therein and in the Loan Agreement. The holder hereof assents to the provisions of the Loan Agreement.

     Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this Note or of the Loan Agreement, or of any of such holder's fights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all payments of interest and principal on this Note.

     If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Borrower promises to pay to the order of the holder hereof such holder's reasonable attorney's fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to any collateral securing this Note, to the extent allowed by the laws of the Commonwealth of Kentucky, or any state in which any collateral for this Note is situated and to the extent such fees and costs are actually paid or agreed to be paid by the holder of this Note, except such fees as are paid to a salaried employee of the holder of this Note.

     This Note has been delivered in, and shall be governed by and construed in accordance with, the laws of the Commonwealth of Kentucky.

     Except as provided herein, the Borrower of this Note waives presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which the Borrower now or hereafter may be entitled under the laws of the Commonwealth of Kentucky, or of the United States of America or any state thereof. The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this Note, and without limitation, (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this Note, (3) suspend the right to enforce this Note with respect to any persons, (4) change, exchange or release any property in which the Authority has any interest securing this Note, and (5) suspend the right to enforce against any such collateral.

     IN WITNESS WHEREOF, the Borrower has executed this Note on the day and year first above written.

                                            BORROWER:

                                            AMERICAN WOODMARK CORPORATION

                                            By:.

                                            Title:

                                    Exhibit B
                                    MORTGAGE

     THIS MORTGAGE is executed by the hereinafter named Mortgagor this __ day of,200_, by and among


     AMERICAN WOODMARK CORPORATION
     A Virginia corporation
     3102 Shawnee Drive
     Winchester, Virginia, 22601

                                                                   ("Mortgagor")

and

     PERRY, HARLAN, LESLIE, BREATHITT
     REGIONAL INDUSTRIAL AUTHORITY, INC.,
     A Kentucky non-profit corporation
     917 Perry Park Road
     Hazard, Perry County, Kentucky, 41701

                                                                   ("Mortgagee")

     For the purpose of securing the payment of the indebtedness herein mentioned and securing the fulfillment of all the covenants and conditions hereinafter contained, Mortgagor hereby conveys in FEE SIMPLE to Mortgagee with covenant of GENERAL WARRANTY the Property located in Perry County, Kentucky, more particularly described on Exhibit "A" attached hereto and made a part hereof,

     TOGETHER with the buildings and improvements erected thereon, or hereafter erected thereon, and the rights, privileges and appurtenances thereto belonging or in any way appertaining, and all goods and other tangible personal property, moveable or immoveable, which are or are to become fixtures, including, but not limited to, all heating, plumbing, air conditioning and lighting fixtures and appliances now or hereafter on or affixed to the property, whether now owned or hereafter acquired by Mortgagor; and

     TOGETHER with all materials intended for construction, re-construction, alteration and repair of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within said buildings and improvements immediately upon the delivery thereof to the Property, and

     TOGETHER with all accounts, contracts, permits, licenses, waivers, or consents now or hereafter dealing with, affecting or concerning the Property, including, without limitation, all rights accruing to Mortgagor from any and all contracts with ail contractors, architects, engineers or subcontractors relating to the construction or renovation of improvements on or upon the Property, including performance and/or materialmen's bonds; and

     TOGETHER with all rights of Mortgagor in and to any and all contracts with utility companies, whether now existing or hereafter entered into, for the providing of service to the Property, including all fees or refunds; and

     TOGETHER with all licenses, permits and/or operating permits issued in favor of, for the account of, or granted to Mortgagor by any division or department of the Commonwealth of Kentucky, or by any other government or quasi governmental authority having the power and authority to issue any such permits and licenses in connection with the Property, whether now existing or hereafter acquired by Mortgagor; and

     TOGETHER with all insurance awards and proceeds arising out of damage to said Property, and all awards and other compensation heretofore or hereafter to be made to Mortgagor for any taking by eminent domain, either permanent or temporary, of all or any part of said Property or buildings or improvements or any interest therein, or easement or appurtenance thereof, including severance and consequential damage and change in grade of streets, which said awards and compensation are hereby assigned to Mortgagee, and

     TOGETHER with all of Mortgagor's rights, title and interest in any and all leases, tenant contracts, rental agreements, management contracts, operating agreements, and any and all rents, deposits and accounts receivable which are now due or may hereafter become due by reason of the renting and/or leasing of the Property and the improvements thereon, whether such renting and/or leasing is with respect to periods prior to or after this date; and

     TOGETHER with all rights, privileges, rights of way, easements and appurtenances in any way associated with the Property;

whether now owned or hereafter acquired by Mortgagor; and all cash and non-cash proceeds of all of the above, and all renewals or replacements thereof or articles in substitution therefor, and all general intangibles (including choses in action) which may relate to any of the foregoing or to the Property generally, and this Mortgage is hereby deemed to be as well a security agreement pursuant to Article 9 of KRS Chapter 355 for the purpose of creating a security interest in any personal property securing the indebtedness and the Mortgagee is authorized to perfect the same by electronic or other filing as maybe allowed by law;

     TO HAVE AND TO HOLD the same unto Mortgagee, its successors and assigns forever.

     Mortgagor is justly indebted to Mortgagee for borrowed money in the principal sum of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00), evidenced by a promissory note (the "Note") of even date herewith, with interest thereon as provided therein, executed and delivered by Mortgagor to the order of Mortgagee, with principal and interest payable as stated therein, and with other provisions and obligations, all of which are incorporated herein by reference. The Note bears a final maturity date of December 31, 2004.

     This Mortgage is delivered pursuant to a loan agreement (the "Loan Agreement") of even date herewith by and among the Mortgagor and the Mortgagee which requires Mortgagor to construct an Industrial Facility on certain Property known as Lot # 105 of the Coalfields Industrial Park in Perry County, Kentucky. Any terms defined in the Loan Agreement and not otherwise defined herein shall have the same meaning herein as in the Loan Agreement.

     Mortgagor covenants lawful seisin of the Property, full right and power to mortgage and convey the same, and that the same is free from all liens and encumbrances except (i) this first mortgage in favor of the Authority; (ii) restrictions and stipulations of record as to use, improvement and occupancy of the Property; (iii) governmental laws and regulations affecting the Property; and, (iv) liens for real property taxes and assessments not yet due and payable. Mortgagor further covenants that it has good and marketable title to the same and that this Mortgage is and shall be a valid first lien against the Property.

     Mortgagor, in order to more fully protect the security of this Mortgage, covenants and agrees as follows:

     1. To pay the Note and interest thereon when due.

     2. To pay, when due, all taxes and assessments of every type and nature levied or assessed against the Property or any interest therein or any part thereof, and any claim, lien or encumbrance against the Property which may be or become prior to the lien of this Mortgage, and if requested by Mortgagee, to deliver or exhibit receipts therefor to Mortgagee at least fifteen (15) days before the same shall become delinquent.

     3. To keep the improvements now existing or hereafter erected on the Property insured according to the terms and conditions of the Loan Agreement. In the event of loss, Mortgagor shall give immediate notice by certified mail, return receipt requested, to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor; and the insurance proceeds, or any part thereof, shall be applied to the Mortgagee or the Mortgagor as provided in the Loan Agreement. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment of the debt secured hereby, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

     4. Mortgagor represents and warrants that no Hazardous Materials exist on, under or about the Property or, to the best of Mortgagor's knowledge after diligent inquiry, have been transported to or from the Property or used, generated, manufactured, stored or disposed of on, under or about the Property, except in full compliance with any applicable laws, and the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or the environmental conditions on, under or about the Property, including, without limitation, soil and groundwater conditions, as more particularly set forth in the Loan Agreement, the terms of which are incorporated herein by reference.

     5. That Mortgagor: (a) will maintain the Property in good condition and repair; Co) will not commit or suffer waste thereof; (c) will comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the Property, and will not suffer or permit any violation thereof; and (d) will not remove, demolish or alter the design or structural character of any building now or hereafter erected on the Property unless Mortgagee shall first consent thereto in writing.

     6. If Mortgagor falls to maintain the insurance provided for herein or to keep the policy or policies therefor deposited with Mortgagee, or to pay the cost thereof, or to pay taxes and assessments, or to promptly make repairs and replacements, then Mortgagee may, at its option, procure and pay for such insurance, pay such taxes or assessments, or cause such repairs or replacements to be effected, and the money so advanced by Mortgagee, with interest thereon at the maximum legal rate of interest, payable monthly, shall be paid by Mortgagor to Mortgagee on demand, and such advances shall be secured by this Mortgage and the lien therefor shall be deemed equal in dignity to the lien securing the other indebtedness hereby secured.

     7. If Mortgagor fails: (a) to construct the Industrial Facility as provided in the Loan Agreement or to pay the principal or interest, if any, provided for in the Note when the same shall be due, thereby constituting an Event of Default under the Loan Agreement; or (b) to pay taxes or assessments when due; or (c) to keep the improvements now existing or hereafter erected on the Property insured against loss or damage as provided herein or to pay the premiums for such insurance when they become due; or (d) to keep the Property in good condition and repair; or (e) to keep or perform any covenant or stipulation of this Mortgage; or (If) if proceedings are instituted involving title to the Property or any part thereof, including the foreclosure of any mortgage or any other lien against the Property; or (g) if Mortgagor is adjudged bankrupt in either voluntary or involuntary proceedings; then in any of such case, Mortgagee may declare the whole indebtedness secured hereby to be at once due and payable, and forthwith proceed to collect the same and to enforce this Mortgage by suit or otherwise; and in any of such cases Mortgagee may enter on the Property, collect the rents, issues and profits therefrom, and after paying all expenses of such conditions, and a reasonable compensation for itself, apply the money collected to the satisfaction of the indebtedness hereby secured. In any of such events of default herein mentioned, Mortgagee may, at its option, apply to any court of competent jurisdiction for the appointment of a receiver of the Property to manage the same and to collect the rents, issues and profits therefrom, and after deducting the costs and expenses of such receivership and a reasonable compensation for the receiver's services, apply the remainder of such rent, issues and profits so received to the satisfaction of the indebtedness hereby secured. It is further agreed that the grounds for the appointment of a receiver herein set out shall be in addition to and not in limitation of the statutory remedy of receivership and may be invoked either in aid of or without proceeding for the foreclosure and sale of the Property. Mortgagor agrees to pay for the foreclosure and sale of the Property. Mortgagor agrees to pay to Mortgagee reasonable attorney fees incurred by Mortgagee in the event of a default hereunder to the extent such fees are actually paid or agreed to be paid by Mortgagee, except such fees as are paid by Mortgagee to a salaried employee of Mortgagee. This Mortgage shall secure payment to Mortgagee by Mortgagor of such fees.

     8. No delay by Mortgagee in the exercise of any of its rights or remedies hereunder, or otherwise afforded by law, shall operate as a waiver thereof, or preclude the exercise thereof during the continuance of any default hereunder. An express waiver of any obligation of Mortgagor shall not at any time thereafter be held to be a waiver of any of the terms or conditions of this Mortgage except as specified in the express waiver, and that only for the time and to the extent stated in the express waiver.

     9. With respect to all or any part of the Property, or any legal or equitable interest therein, the Mortgagor, or any successor in interest to the Mortgagor, shall not (i) sell, (ii) convey, (iii) transfer, (iv) lease for more than one year, except as specifically permitted in the Loan Agreement, (v) lease with option to purchase, or (vi) enter into a contract for deed or bond for deed (all of the foregoing being hereinafter referred to as "Transfer" or "Transferred") without the prior written consent of Mortgagee. Such consent may be conditioned on such modifications of this Mortgage and the indebtedness which it secures as Mortgagee may deem necessary at the time of such consent, including, without limitation, changing the interest rate applicable to said loan for the remaining term of the loan, and the proposed purchaser or transferee of the Property meeting the then existing standards of credit and financial responsibility required of Mortgagor by Mortgagee. If the Property is Transferred with written consent of Mortgagee, the purchaser or transferee shall assume the balance then owing on the indebtedness and all of the obligations relating thereto (including any modifications that may be conditions for Mortgagee's consent to the Transfer) and shall pay to Mortgagee such transfer fee as is required by Mortgagee at the time of the Transfer. The Mortgagee may declare the entire debt secured hereby immediately due and payable and enforce this Mortgage, without notice to Mortgagor, in the event the Property is Transferred without the written consent of Mortgagee or the purchaser declines to assume the indebtedness secured by this Mortgage as herein provided. If title to the Property or any part thereof or any interest therein is Transferred with or without Mortgagee's written consent, such Transfer shall not operate to release, discharge, modify, change or affect the original liability of Mortgagor or any subsequent persons who become obligated by reason of the assumption of the debt secured, either in whole or in part.

     10. Without affecting the liability of Mortgagor or any subsequent persons who may become obligated (except any person expressly released in writing) to pay any indebtedness secured hereby or to perform any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at the time and from time to time, either before or after the maturity of the Note, and without notice or consent: (i) release any person liable for payment of all or any part of the indebtedness or for performance of any obligations; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge thereof;
(iii) exercise or refrain from exercising or waive any right Mortgagee may have;
(iv) accept additional security of any kind; and (v) release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Property mortgaged hereby.

     11. As further security for payment of the indebtedness and performance of the obligations, covenants and agreements secured hereby, Mortgagor hereby transfers, sets over and assigns to Mortgagee all judgments, awards of damages and settlements hereafter made as a result of or in lieu of any taking of the Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property or the improvements thereon or any part thereof, including any award for change of grade of streets. Mortgagee may apply all such sums or any part thereof so received on the indebtedness secured hereby in such manner as it elects or, at its option, the entire amount or any part thereof so received may be released.

     12. In the event of the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law subjecting Mortgagee to any tax or changing the basis of taxation of mortgages, Deeds of Trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the indebtedness evidenced by the Note or Mortgage, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the indebtedness, or to reduce the amount of any payments receivable hereunder, then, and any such event, Mortgagor shall, on demand, pay to Mortgagee additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the indebtedness wholly or partially usurious under applicable law, then Mortgagee may, at its option, declare the indebtedness immediately due and payable or require Mortgagor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

     13. Mortgagor shall assign to Mortgagee any and all present and/or future leases of all or any part of the Property should Mortgagee, at its sole option, request such assignment or assignments.

     14. Mortgagor agrees that no additional mortgage, lien or equity position other than those set forth hereinabove shall be placed or allowed to exist on the Property without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld.

     15. This Mortgage is made to secure a loan for the purpose of erecting or adding to a building and otherwise improving real property.

     16. Anything in this Mortgage to the contrary notwithstanding, it is understood and agreed by the parties hereto that this loan is made pursuant to the terms of the Loan Agreement, the terms of which are hereby incorporated by reference. Any Event of Default under the terms of the Loan Agreement shall constitute a default under this Mortgage and shall entitle Mortgagee to all the rights and remedies set forth herein. If a conflict should arise between the provisions of this Mortgage and the provisions of the Loan Agreement, the Loan Agreement shall prevail.

     17. Any agreement hereafter made by Mortgagor and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

     18. This Mortgage shall secure all renewal notes executed in lien of the Note and also any extensions of the Note.

     PROVIDED, HOWEVER, that if Mortgagor faithfully performs its obligations under the terms of the Loan Agreement or otherwise pays in full the indebtedness secured hereby and performs all the covenants and stipulations hereof, Mortgagee shall immediately release this Mortgage on the request of and at the cost of Mortgagor, and this Mortgage shall be null and void.

     The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors, and assigns of the parties hereto, and wherever used, the singular number shall include the plural, and the use of any gender shall include all genders.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the above date.
                                            MORTGAGOR:

                                            AMERICAN WOODMARK CORPORATION


                                            By:

                                            Title:

COMMONWEALTH OF KENTUCKY)
                        )SS
COUNTY OF               )

     The foregoing instrument was signed, sworn to and acknowledged before me on
this the __ day of              , 200.__, by                             in his
capacity as                       of American Woodmark Corporation, a Virginia
corporation, for and on behalf of said corporation.


                                            NOTARY PUBLIC, STATE AT LARGE, KY

My Commission expires:

                                   EXHIBIT "A"

                               Coalfields Lot #105

     A Certain Parcel of Land Located in Perry County Kentucky in the Perry, Harlan, Leslie, Breathitt Regional Industrial Authority Inc. (Coalfields Industrial Park), Being Lot #105 and More Particularly Described as Follows:

     Beginning on an iron pin w/cap set at the intersection of Coalfields Industrial Boulevard (Adopted County Road) and Woodmark Way (Proposed), said point has a coordinate value based on the Coalfields Industrial Park Coordinate System of N: 384132.285, E: 2718524.408; Thence with the West right of way of Coalfields Industrial Boulevard, 50' from and parallel to the center of said road S 00?31'19"W 436.78' to an iron pin w/cap set; Thence S 00?09'32" E 318.08 to an iron pin w/cap set; Thence S 00?00'05" E 23.28' to an iron pin w/cap set; Thence severing the lands of the Grantor (D.B. 271 pg. 425, parcel # 1) due West 1647.75' to an iron pin w/cap, stamped Forrester Hamilton 2736, found at a common corner to the Grantor and ANR Coal Co., LLC (D.B. 208 pg. 266, and M.B. 28 pg. 337); Thence with said line N 83?10'53'W 147.78' to an iron pin w/cap set at the South East corner of the proposed Woodmark Way; Thence with the East right of way of said road 37.5' from and parallel to the center of said road due North 732.07' to an iron pin w/cap set; Thence with a curve to the right with an arc length of 58.90', a radius of 37.5', a chord bearing of N 45?00'00"E, and a chord length of 53.03' to an iron pin w/cap set; Thence continuing with the South right of way of said road due East 1760.09' to the Beginning.

     Containing 1,395,073.0 Sq. Ft. or 32.0265 Acres as Surveyed by Leo Miller P.L.S #1904 of Leo Miller & Assoc. Inc. On 11-23-01.

     SOURCE OF TITLE: Being a portion of Parcel No. 1 (surface and mineral rights) of the property conveyed from Coastal Coal Company, LLC, to Mortgagee by deed dated September 30, 1998, and recorded in Deed Book 271, page 425 of record in the Perry County Clerk's Office and that same property conveyed to Mortgagor
by Mortgagee by deed dated                            200 , and recorded in Deed
Book        , page               of record in the Perry County Clerk's Office.

STATE OF KENTUCKY             )
                              )ss
COUNTY OF PERRY               )

     I, Haven King, Clerk of Perry County, do hereby certify that the foregoing
Mortgage was on the      day of                    ., 200 , lodged in my office
for record and that it, the foregoing, and this my certificate have been duly recorded in my said office in Mortgage Book __, page

     Witness my hand on this the __ day of          ,200

                                            HAVEN KING, CLERK

                                            By:_                            D.C.

This instrument was prepared by the law
firm of Hollon, Collins & Clemons,
Hazard, Kentucky.

Attorney

                                    Exhibit C


                                 GRANT AGREEMENT

                                 by and between

                KENTUCKY ECONOMIC DEVELOPMENT FINANCE AUTHORITY,

                  PERRY-HARLAN-LESLIE-BREATHITT AUTHORITY, INC.

                                       and

                          AMERICAN WOODMARK CORPORATION


                   $8,000,000.00 Multi-County Local Government

                         Economic Development Fund Grant

              to the Perry-Harlan-Leslie-Breathitt Authority, Inc.,

          for the benefit of the American Woodmark Corporation Project

                                 GRANT AGREEMENT

THIS GRANT AGREEMENT ("Agreement") is made and entered into as of the 13th day of February, 2002 by and among (i) the KENTUCKY ECONOMIC DEVELOPMENT FINANCE AUTHORITY, a governmental agency of the Commonwealth of Kentucky, with an address at 31 Fountain Place, Frankfort, Kentucky 40601 ("KEDFA"); (ii) PERRY-HARLAN-LESLIE-BREATHITT AUTHORITY, INC., a Kentucky a non-profit corporation with a mailing address of 917 Perry Park Road, Hazard, Kentucky 41701 ("Authority"); and (iii) AMERICAN WOODMARK CORPORATION, a Virginia corporation with a mailing address of 3102 Shawnee Drive; Winchester, Virginia 22601 ("Company").

                              W I T N E S S E T H:

     WHEREAS, it is the public policy of the Commonwealth of Kentucky to encourage, promote and support economic development, new job formation, and the development and growth of industry and commerce in Kentucky for the public purpose of providing employment opportunities for its citizens and residents, alleviating conditions of unemployment, stabilizing and promoting the economy of Kentucky and creating new tax bases and sources of revenue for the Commonwealth;

     WHEREAS, KRS 42.4588 authorizes and empowers the Commonwealth to attract new industry and promote economic development in Kentucky by undertaking and financing industrial development projects, as more particularly described in KRS 42.4588; and,

     WHEREAS, the Authority has applied for, and KEDFA has awarded an Eight Million Dollar ($8,000,000.00) Local Government Economic Development Fund ("LGEDF") Multi-County Grant for the purpose of providing funds to the Authority for costs incurred in the Project, for the benefit of the Company who is locating a Facility in the Coalfields Regional Industrial Park.

     NOW THEREFORE, in order to induce KEDFA to make the Grant to the Authority for the benefit of the Company, and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt, mutuality and sufficiency of all of which is hereby acknowledged by the companies hereto, KEDFA, the Authority and the Company hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

     Section 1.1 Definitions. For the purpose hereof, unless the context otherwise indicates, the following words and phrases shall have the meanings ascribed thereto:

          "Building Construction Loan" shall mean the $6,000,000 loan from the Authority to the Company for the purpose of building the Facility, pursuant to the terms of the Loan Documents;

          "Commonwealth" means the Commonwealth of Kentucky and all governmental agencies, authorities and political subdivisions thereof, including without limitation, KEDFA;

          "Declaration of Restrictions" shall mean that certain Declaration of Covenants, Conditions and Restrictions, as amended from time to time, by and among KEDFA and the Authority recorded in Deed Book 271 on page 439 in the Perry County Clerk's Office;

          "Department for Coal County Development" ("DCCD") shall mean that department within the Kentucky Economic Development Cabinet created by KRS 154.12-260, which is responsible for the administration of the LGEDF as an agent of KEDFA;

          "Disbursement" means any distribution of the proceeds of the Grant by KEDFA to the Authority pursuant to Section 2.3 of this Agreement;

          "Event of Default" means the occurrence of any one or more of the events specified as "Events of Default" pursuant to Section 11.1 of this Agreement;

          "Facility" shall mean the 220,000 plus/minus square foot building being constructed on the Real Property by the Company;

          "Full Time Equivalent" shall mean two thousand eighty (2080) hours worked by or paid to Kentucky residents employed by the Borrower per year; the total number of Full Time Equivalent Jobs shall be determined by taking the total number of hours worked by or paid to all Kentucky residents employed at the relevant site per year, divided by 2080;

          "Grant" shall refer to that certain Multi-County LGEDF Grant awarded by KEDFA to the Authority for the Project on October 25, 2001, in the amount of Eight Million Dollars ($8,000,000.00);

          "Grant Documents" collectively refers to this Agreement and all other agreements, documents and instruments referred to in this Agreement or otherwise evidencing or pertaining to or executed in connection with the Grant, together with any and all agreements, documents or instruments made in modification, amendment, renewal, extension, substitution or replacement thereof;

          "Industrial Development Project" means the acquisition of any real estate and options therefor and the construction, acquisition, and installation thereon and with respect thereto of improvements and facilities necessary and useful for the improvement of the real estate for conveyance to or lease to industrial firms to be used for manufacturing, processing, or assembling purposes, including without limitation: surveys; site tests and inspections; subsurface site work; excavation, removal of structures, roadways, cemeteries, and other surface obstructions; filling, grading, and provision of drainage; storm water retention; installation of utilities, such as water, sewer, sewage treatment, gas, electricity, communication, and other similar facilities; off-site construction of utility extensions to the boundaries of the real estate; construction and installation of buildings, including buildings to be used for worker training and education; rail facilities; roads, sidewalks, curbs, and other improvements to the real estate necessary to its manufacturing, processing, assembling or other approved use; workforce training and education; and any other facility that results in added value to a product, as set forth in KRS 42.4588(3) and approved in writing by the Commissioner of DCCD;

          "Industrial Development Purposes" means the ownership, possession, use and employment of the Project solely for (i) manufacturing, processing and assembling, (ii) worker training and education, (iii) any use that results in the addition of value to a product, including without limitation data processing, telecommunications, and distribution facilities, provided the use is approved in writing by the Commissioner of DCCD, its successors and assigns,
(iv) any other use permitted under KRS 42.4588 and successor statutes, and (v) any other use approved in writing by the Commissioner of DCCD, its successors and assigns;

          "Land Acquisition Loan" shall mean the $450,000 forgivable loan from the Authority to the Company for purchase of the Real Property in Coalfields Regional Industrial Park on which the Facility shall be located:

          "Laws" shall include all laws, statutes, court decisions, rules, orders and regulations of the United States of America, the Commonwealth and its respective counties, municipalities and other subdivisions, and shall include without limitations the laws, statutes, court decisions, rules, orders and regulations of any other applicable jurisdiction;

          "Loan Documents" shall mean the loan agreement, promissory note, and mortgage associated with the Building Construction Loan between the Authority and Company, unless the context should require otherwise;

          "Local Government Economic Development Fund" ("LGEDF") means that certain fund created pursuant to KRS 42.4582, constituting a portion of the severance and processing taxes on coal collected by the Commonwealth, which is administered by KEDFA as a system of grants to coal-producing counties to attract new industry;

          "Multi-County LGEDF Account" means those certain funds reserved in the LGEDF pursuant to KRS 42.4592(1)(c) for disbursement as grants by KEDFA for Industrial Development Projects benefiting two or more coal-producing counties pursuant to KRS 42.4588;

          "Multi-County LGEDF Grant" shall mean a grant awarded by KEDFA pursuant to KRS 42.4588 for the benefit of two or more coal-producing counties from the Multi-County LGEDF Account in the Local Government Economic Development Fund;

          "Person" shall include an individual, firm, trust, estate, association, unincorporated organization, corporation, partnership, joint venture, or government or agency or political subdivision thereof;

          "Project" shall mean the land acquisition, site preparation, construction of the Facility and extension of utilities and roadways to serve the Facility;

          "Project Costs" means the actual cost, exclusive of changes for the overhead of the Authority, of all necessary services (including without limitation project managers, consultants, and architectural, design and engineering professionals, legal and accounting fees and appraisal services), for the Project, site preparation and improvements, the extension of water and sewer lines to the Facility, roadwork, the Building Construction Loan and Land Acquisition Loan and any other eligible and necessary services attendant to the Project as approved by DCCD in accordance with the terms and conditions of this Agreement and KRS 42.4588;

          "Project Proceeds" shall mean any net proceeds received by the Authority arising in connection with the Real Property which are derived from any conveyance, lease, assignment, mortgage or encumbrance of all or any portion of the Project, which shall be applied pursuant to Section 4 hereinbelow;

          "Project Proceeds Account" shall mean a separate interest-bearing account established by the Authority which shall be funded by any Project Proceeds received in connection with the Project, pursuant to Section 4.2(b) of this Agreement;

          "Real Property" shall mean the approximately thirty (30) acres with the Coalfields Regional Industrial Park in Perry County, Kentucky, a legal description of which is attached as Exhibit A hereto;

          "Request for Disbursement" means any distribution of the proceeds of the Grant by DCCD to the Authority pursuant to Section 2.3 of this Agreement, and substantially in the form attached as Exhibit B;

          "Supporting Documentation" means all receipts, vouchers, statements, bills of sale, invoices, AIA forms, equipment lists, property descriptions, deeds, purchase contracts or other evidence satisfactory to DCCD, in its sole discretion, of the actual payment of Project Costs; and,

          "Unmatured Default" means the happening of any event or occurrence which would, together with the delivery of any required notice or the passage of any required period of time, constitute an Event of Default under this Agreement or any of the other Grant Documents.

                                    SECTION 2
                                    THE GRANT

     Section 2.1 Agreement to Make Grant. Pursuant to KRS 42.4588, KEDFA hereby agrees to make a Multi-County LGEDF Grant to the Authority for the benefit of the Project, from the Multi-County LGEDF Account in the total amount of Eight Million Dollars ($8,000,000.00), subject to and in accordance with the terms, covenants and conditions set forth in this Agreement. The Authority and Company hereby expressly agree to comply with and to perform all of the terms, covenants and conditions of this Agreement and the other Grant Documents.

     Section 2.2 Use of Proceeds. The proceeds of the Grant shall be disbursed to the Authority to pay for allowable Project Costs incurred in the completion of the Project, up to a maximum of $8,000,000.00. It is understood and agreed by the parties hereto that the use of proceeds as set forth herein is the only authorized purpose for which the Grant shall be used, and that any additional LGEDF funding desired for any other eligible purposes must be separately applied for by the Authority and awarded by KEDFA.

     Section 2.3 Amount of Disbursement. The specific amount of any Disbursement shall not exceed the amount justified by (i) the Request for Disbursement and by the Supporting Documentation, or (ii) the projected Project Costs approved by KEDFA, in DCCD's sole discretion. The Authority agrees to deliver to KEDFA at any time and from time to time, upon request of DCCD, all Supporting Documentation of the actual payment of such Project Costs. Disbursements of the Grant shall be made by DCCD to the Authority in one or more draws upon (i) execution of this Agreement by each of the parties hereto, (ii) the full performance by all applicable parties of each of the conditions precedent to the Grant set forth in this Agreement and in each of the other Grant Documents, and upon (iii) the receipt by DCCD of a properly completed and executed Request for Disbursement to which shall be attached all Supporting Documentation for the amount requested.

     Section 2.4 Right to Withhold Funds. DCCD may amend, reduce or withhold Disbursement until such time as DCCD shall be satisfied, in its sole discretion, that the requirements set forth in this Agreement have been performed in full, and that the Request for Disbursement and the Supporting Documentation received by DCCD in connection therewith all support the amount of the Disbursement requested by the Authority. DCCD may elect to amend, reduce or withhold Disbursement if DCCD determines at any time in its sole discretion that (i) the actual Project Costs or the progress of the Project is materially inconsistent with the Request for Disbursement; (ii) the percentage of completion of the Project differs materially from that shown on the Request for Disbursement or from that shown on any documentation submitted to DCCD with the Request for Disbursement; (iii) the Authority shall have failed to perform any condition precedent to the Disbursement under the terms and conditions of this Agreement or the other Grant Documents; or (iv) any Event of Default or Unmatured Default shall have occurred and be continuing.

     Section 2.5 Jobs Requirement. The Company agrees that it will create a total of two hundred sixty (260) full time equivalent jobs within three (3) years of the date of occupancy at the Facility. Furthermore, the Company agrees to maintain no less than two hundred (200) full time equivalent jobs at the Facility throughout the term of the Building Construction Loan. The Company understands and agrees that the full time equivalent jobs described herein shall be in addition to its workforce maintained at its Monticello, Kentucky, facility. Failure to create 260 jobs within three years or failure to maintain 200 jobs at the Facility shall result in a change in the repayment conditions of the Loan Documents for the Building Construction Loan, such terms being more particularly set forth in the Loan Documents. Failure to maintain the requisite level of full time equivalent employment at the Facility shall constitute an Event of Default under this Agreement, in addition to any consequences pursuant to the Loan Documents.

                                    SECTION 3
                      CONDITIONS PRECEDENT TO DISBURSEMENT

     Section 3.1 Conditions Precedent to First Disbursement. The requirements listed below are conditions precedent to any obligation of KEDFA to disburse any proceeds of the Grant, and the Authority and/or Company, as applicable, shall fully perform all of the following conditions precedent in form and substance acceptable to KEDFA in its sole discretion prior to funding:

          (a) Grant Documents. The Authority and Company shall execute and fully perform each of the conditions precedent to the Grant set forth in this Agreement and in each of the other Grant Documents;

          (b) Request for Disbursement. The Authority shall properly execute, complete and deliver to DCCD a Request for Disbursement as set forth in Section
2.3 above;

          (c) Deed(s). The Authority shall provide to KEDFA a recorded copy of the fully executed Deed(s) to the Real Property, which shall be provided to KEDFA as soon as possible after recordation;

          (d) Loan Documents. DCCD shall review and approve any loan documents related to the Building Construction and the Land Acquisition Loan, and the Authority and Company shall provide executed copies of any and all Loan Documents related to the Building Construction Loan and any loan documents related to the Land Acquisition Loan;

          (e) Opinion Letters. Legal counsel for the Authority and Company shall render all requested legal opinions to KEDFA, all which shall be substantially in a form attached hereto as Exhibit C and Exhibit D;

          (f) Insurance. The Company shall deliver to KEDFA certificates evidencing the procurement of all insurance required pursuant to this Agreement;

          (g) Authority Approvals. The Authority shall (i) take all actions necessary to approve the Grant Documents and their participation in the Grant with respect to the Project, and (ii) provide certified copies of all resolutions, ordinances or other governmental actions KEDFA may require taken in connection with the authorization of the Grant and the Project;

          (h) Company Approvals. The Company shall take actions necessary to approve the Grant Documents and its participation in the Project and shall provide copies of all resolutions or actions taken by the board of directors in connection with the authorization of the Grant and the Project;

          (i) Government Requirements. The Authority shall certify that the Project is in conformity with all required zoning and other governmental requirements or have received variances allowing such lack of conformity;

          (j) Statutory Compliance. The Authority shall submit evidence that it is in compliance with KRS 154.50-336(1), which evidence shall include, but not necessarily be limited to, a copy of the bond executed by the secretary treasurer of the Authority, and evidence that the cost of such bond has been paid by the Authority.

          (k) Corporate Documentation. The Company shall have provided a current Certificate of Existence or other proof of corporate existence and good standing acceptable to KEDFA, copies of its Articles of Incorporation and Bylaws;

          (l) Certification of Jobs. The Company shall provide a certification of the number of jobs at the Company's Monticello, Kentucky facility, such number being a baseline number of jobs over and above which the Company shall employ at the Facility in the Coalfields Regional Industrial Park;

     Section 3.2 Compliance Agreement. If upon the execution of this Grant Agreement one or more conditions precedent have not been fulfilled to the satisfaction of DCCD, the parties to this Agreement may execute a compliance agreement reflecting any unfulfilled conditions precedent and a time limit, acceptable to DCCD in its sole discretion, within which such conditions precedent must be fulfilled to the satisfaction of DCCD. In the event any one or more conditions precedent set out in the compliance agreement is not fulfilled within the time period specified, such failure shall constitute an Event of Default under this Agreement.

                                    SECTION 4
                                PROJECT PROCEEDS

     Section 4.1 Use of Project Proceeds Related to Real Property. Any Project Proceeds related to the Real Property that are received by the Authority shall be treated in the following manner by the Authority:

          (a) Use of Project Proceeds. The Authority may retain any income derived from the Real Property, including proceeds from any conveyance, lease, assignment, mortgage or encumbrance of all or any portion of the Real Property so long as (i) no Event of Default or Unmatured Default has occurred and is continuing, (ii) any such Project Proceeds related to the Real Property are used solely for the further development of the Project, and (iii) the Authority maintains any unapplied Project Proceeds related to the Real Property in an Economic Development Fund. The Authority shall not assign, mortgage, encumber or convey all or any portion of any Project Proceeds to any Person without the express written consent of DCCD.

          (b) Accounting for Project Proceeds. The Authority shall deliver to DCCD as soon as available, and not later than one hundred twenty (120) days after the end of each state fiscal year thereof, a detailed accounting of all Project Proceeds related to the Real Property and all accrued interest thereon received by the Authority during the fiscal year recently ended, whether used in connection with an Industrial Development Project or maintained in an Economic Development Project Fund (the "Statement of Accounts"). The Statement of Accounts shall be made as of the last day of the most recent fiscal year, and shall set forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year as prepared in accordance with consistently applied Generally Accepted Accounting Principles.

     Section 4.2 Use of Project Proceeds Related to Building Construction Loan. Any Project Proceeds related to the Building Construction Loan that are received by the Authority shall be treated in the following manner by the Authority.

          (a) Lump Sum Proceeds from Building Construction Loan. Any net proceeds received by the Authority as a result of lump sum payments on the Building Construction Loan shall be remitted directly to DCCD. The Authority shall remit to DCCD a check made payable to Kentucky State Treasurer in the amount of any net Project Proceeds received on the Building Construction Loan and shall provide any documentation related to such a payment along with a completed Project Proceeds Report in the form attached hereto as Exhibit E. Upon receipt of any such Project Proceeds, DCCD shall cause the same to be redeposited in the Multi-County LGEDF Account. Any failure by the Authority to comply with the terms and conditions of this subparagraph (a) shall constitute an Event of Default under this Agreement.

          (b) Other Proceeds. Any Project Proceeds resulting from a payment stream (such as loan payments on the Building Construction Loan) shall be deposited by the Authority in the Project Proceeds Account. Within forty-five
(45) days of receipt of any Project Proceeds, the Authority shall complete and forward to DCCD a completed Project Proceeds Account Report in the form attached hereto as Exhibit F, and shall remit to DCCD any net Project Proceeds received by the Authority which have been deposited in the Project Proceeds Account. The Authority may retain any interest earned on the Project Proceeds while the Project Proceeds remain in the Project Proceeds Account. Any such Project Proceeds received by DCCD from the Authority shall then be deposited into the Multi-Count LGEDF Account. Any failure to maintain Project Proceeds in the Project Proceeds Account as prescribed herein, or failure by the Authority to complete and deliver the Project Proceeds Account Report to DCCD with the Project Proceeds shall constitute an Event of Default under this Agreement.

     Section 4.3 Use of Project Proceeds from Other Lump Sum Payments. Any income received by the Authority in a lump sum payment that is not covered by
Section 4.1 or Section 4.2 hereinabove, shall be treated in the same manner as those Project Proceeds under Section 4.1.

     Section 4.4 Return of Project Proceeds to LGEDF. Should DCCD determine in its sole discretion any time or from time to time that the Authority has failed to use the Project Proceeds in accordance with the terms and conditions of this Agreement, the other Grant Documents or any other agreement between KEDFA and the Authority, or otherwise in accordance with applicable laws, DCCD may, in its sole discretion, make written demand upon the Authority for reimbursement of all or any portion of the Project Proceeds and accrued interest thereon received by the Authority as of the date thereof. Upon receipt of such written demand from DCCD, the Authority shall promptly remit to DCCD all Project Proceeds received by the Authority in connection with the Project, which funds shall be redeposited into the LGEDF and reallocated by the Department of Local Government to coal-producing counties pursuant to KRS 42.4592(1).

     Section 4.5 Continuing Obligation. The Authority's obligations with regard to Project Proceeds set forth in this Section shall survive the term of this Agreement, and shall terminate only upon repayment of Project Proceeds by the Authority to KEDFA in an aggregate amount equal to the amount disbursed to the Authority under the terms of the Grant.

                                    SECTION 5
                              FINANCING OF PROJECT

     Section 5.1 Project Cost. The LGEDF Project Costs are estimated as follows:

                 Land Acquisition (30 acres):                   $   450,000
                 Site Preparation:                              $ 1,200,000
                 Water Lines:                                   $   200,000
                 Sewer Lines:                                   $   150,000
                 Building Construction Loan:                    $ 6,000.OO0
                                                                -----------

                 TOTAL:                                         $ 8,000,000


     Section 5.2 Site Preparation and Infrastructure. The Authority shall be responsible for initial site preparation at the Facility site and the installation of water and sewer lines.

     Section 5.3 Land Acquisition. The cost of acquisition of the Real Property shall be in the form of a forgivable Land Acquisition Loan from the Authority to the Company. The term of the loan shall be zero percent (0%) interest and shall be forgiven upon the Company receiving a certificate of occupancy for the Facility. The Company shall use the funding to purchase the Real Property from the Authority and the Authority, in turn, shall invest the money in turn, shall invest the money in infrastructure improvements in Coalfields Regional Industrial Park.

     Section 5.4 Building Construction. After the initial site preparation work is completed by the Authority, the Company shall construct the Facility and numerous out buildings on the Real Property. At completion of the Facility, the Authority shall loan the Company $6,000,000, with terms set forth in the Loan Documents between the Authority and the Company. The Authority shall then hold a mortgage on the property and buildings, in an amount not to exceed $6,000,000.00.

     Section 5.5 Company Investment. It is hereby acknowledged by all parties to this Agreement that the Company shall also invest approximately $19,000,000.

                                    SECTION 6
                                    INSURANCE

     Section 6.1 General Insurance Requirements. During any period of construction of the Project, and during any period of public ownership, the Authority or the Company, as appropriate, shall carry and maintain general liability insurance, fire and tornado insurance, a builder's all-risk policy and workers compensation insurance in such form and amounts as are consistent with accepted industry standards and practices and any applicable Laws, but they shall at least meet the standards set forth in the Loan Documents, and shall pay all premiums relating thereto, on or before the due date thereof, all in accordance with the terms and conditions of this Agreement. All insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentations or negligence of the Authority or Company, as applicable. The Authority or Company, as appropriate, shall provide KEDFA with certificates of insurance evidencing due compliance with the requirements of this Section. Failure to maintain insurance as set forth in this Section 6.1 may constitute an Event of Default under this Grant Agreement, at the discretion of KEDFA. In addition, all insurance policies required hereunder shall contain a clause requiring thirty (30) days prior written notice to KEDFA before any cancellation thereof.

                                    SECTION 7
                         REPRESENTATIONS AND WARRANTIES

     The Authority and Company hereby represent and warrant to KEDFA as follows:

     Section 7.1 Existence,

          (a) The Authority is a duly organized and validly existing non-profit corporation under the laws of the Commonwealth of Kentucky.


          (b) The Company is a duly organized and validly existing corporation under the laws of the State of Virginia and is qualified to do business in the Commonwealth.

     Section 7.2 Authority to Act. The Authority and Company have the requisite power, capacity and authority to execute and deliver this Agreement and the other Grant Documents, to consummate the transactions contemplated by this Agreement and the other Grant Documents, and to observe and to perform this Agreement and the other Grant Documents in accordance with their respective terms and conditions. The officers executing and delivering this Agreement and the other Grant Documents on behalf of the Authority and Company have been duly authorized to enter into this Agreement and the other Grant Documents.

     Section 7.3 Grant Documents; Compliance with Laws. The Grant Documents are in all respects the legal, valid and binding obligations of the Authority and Company according to their respective terms and conditions. The facts and matters expressed or implied in any opinions of the legal counsel retained by said parties are true and correct as of the date hereof. The execution and delivery of this Agreement and the other Grant Documents, and the performance of observance by the Authority and Company of the terms and conditions thereof, does not and will not violate (i) any existing provisions of any organizational documents applicable to the Authority or Company, or (ii) any Laws

     Section 7.4 Conditions and Compliance. No violation of any applicable zoning or building requirements or any other Laws has occurred or exists with respect to the development and construction of the Project. The Authority and Company, respectively, have obtained all licenses, permits and approvals required under applicable Laws regulating development. The Authority is in compliance with the Laws of all applicable governmental authorities.

     Section 7.5 No Liens. There are no liens or encumbrances of any kind, including mechanic's and materialman's liens, of record against the Project, except those specifically set forth in this Agreement, nor, to the best of the knowledge of the Authority and Company, has any Person the right to file such a lien.

     Section 7.6 Litigation. No litigation or proceeding involving the Authority or Company is pending or, to the best of their knowledge, threatened in any court or administrative agency which, in KEDFA's sole discretion, if determined adversely to the Authority or Company could have a materially adverse impact on
(i) their ability to perform any of their obligations under this Agreement or any of the other Grant Documents, or (ii) their business operations, affairs or condition (financial or otherwise).

     Section 7.7 No defaults. Neither the Authority nor the Company is in default under any contract, agreement, indenture, lease, loan or credit agreement to which either is a party or by which either is bound, nor has any event occurred which after the giving of notice or the passage of time, or both, would constitute a default under any such contract, agreement, indenture, lease, loan or credit agreement. No Unmatured Default or Event of Default exists on the date hereof, nor shall any such Unmatured Default or Event of Default begin to exist immediately after the execution and delivery of this Agreement or the other Grant Documents.

     Section 7.8 Conflicting Transactions. The consummation of the transactions contemplated hereby and the performance of the obligations of the Authority and the Company under and by virtue of this Agreement and the other Grant Documents shall not result in any breach of, or constitute a default under, any contract, agreement, indenture, lease, loan or credit agreement to which any of them are parties or by which either is bound.

     Section 7.9 Disclosure. Neither this Agreement nor any of the other Grant Documents contains any untrue statement of any material fact or omits to state any material fact. There is no fact known to the Authority or Company that materially and adversely affects, or in the future could materially and adversely affect, the business, operations, affairs or conditions, financial or otherwise, of the Authority or Company that has not been disclosed to KEDFA.

     Section 7.10 Financial Statements. Any financial statements heretofore furnished to KEDFA by the Company (i) are accurate and complete as of the date submitted and as of the date hereof, (ii) have been prepared in accordance with general accepted accounting principles, (iii) omit no material contingent liabilities of any kind that are not disclosed or otherwise reflected therein,
(iv) fairly present the financial condition as of the dates thereof, and (v) fairly present the results of operations for the respective fiscal periods then ending. Since the date of the preparation of the financial statements heretofore furnished to KEDFA, there has occurred no materially adverse change in the business operations, affairs, or condition (financial or otherwise) of the Company

THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

                                    SECTION 8
                                    COVENANTS

     To induce KEDFA to enter into this Agreement the. Authority and Company, as applicable, hereby covenant and agree with KEDFA as follows:

     Section 8.1 Authority's Audit Requirement. Pursuant to KRS 42.460, the Authority agrees that an independent audit of any Grant proceeds received shall be conducted in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller general of the United States, the provisions of Office of Management and Budget Circular A-128, "Audits of State and Local Governments," if applicable, and the Audit Guide for Fiscal Court Audits issued by the Kentucky Auditor of Public Accounts. Bound within the audit report shall be a certification of compliance that the funds were expended in accordance with the provisions of KRS 42.4588 and 42.495; such certification shall be in the form attached hereto as Exhibit G. A copy of the audit report shall be forwarded to KEDFA within eighteen (18) months after the end of any fiscal year during which such proceeds were received.

     Section 8.2 Employment Verification. The Company agrees to annually submit to KEDFA information relating to employment at both the Monticello facility and the Facility at Coalfields, in a form supplied by KEDFA, and substantially similar to that attached as Exhibit H. The Company also shall execute in favor of and deliver to KEDFA a certificate authorizing and requesting the Department for Employment Services ("DES") to furnish to KEDFA all information in the possession of DES concerning the number of persons employed by the Company and the number of hours worked by those employees, such certificate being attached as Exhibit I.

     Section 8.3 Right of KEDFA to Inspect. The Authority and Company agree that KEDFA and/or its designee shall have the right, but not the obligation, to enter onto the Project for the purpose of inspecting the Project. KEDFA shall not be obligated in any way to inspect the Project. KEDFA, shall not be obligated in any way to correct any defects discovered by KEDFA during any inspection of the Project, or to notify the Authority, Company or any other Person with respect thereto.

     Section 8.4 Mechanic's Liens. The Authority and Company, as applicable, shall comply with all, Laws relating to mechanic's liens and other equitable liens with respect to the Project, including without limitation payment and notice provisions contained therein. The Authority and Company shall indemnify and hold KEDFA harmless from the claims of mechanic's liens or other equitable liens affecting the Project, and shall promptly upon demand any loss or losses that KEDFA may incur as a result of the filing of any such liens, including without limitation the reasonable cost of legal defense and the reasonable attorneys' fees of KEDFA arising in connection therewith. In addition, the Authority or Company, as applicable, shall cause, at its sole cost and expense, any mechanic's liens or other equitable liens that may be filed against the Project or against any undisbursed proceeds of the Grant to be released or bonded within ten (10) days after the date of the filing thereof. KEDFA shall have the option (but not the obligation) to cause to be released any lien existing against the Project more than ten (10) days after the date of the filing thereof, and all payments made or costs incurred by KEDFA in connection therewith shall be due and payable by the Authority upon KEDFA's demand. No exercise by KEDFA of such option shall in any way affect the provisions of this Agreement, including without limitation the provision that failure by the Authority to cause mechanic's and other equitable liens to be released within ten (10) days of the filing thereof shall constitute an Event of Default hereunder.

     Section 8.5 Maintenance of the Project. The Authority and Company shall maintain the Project in good condition, order and repair, and shall make all repairs thereto as are necessary or appropriate. The Authority and Company shall not commit or suffer any waste to the Project, and shall not do or suffer anything to be done that may increase the risk of fire or other hazards thereto.

     Section 8.6 Use of the Real Property. The Authority hereby reaffirms its covenant and the Company hereby covenants and agrees that the Real Property shall be subject to the Declaration of Restrictions and shall be used only for Industrial Development Purposes.

     Section 8.7 Compliance with Laws. The Authority and Company shall promptly comply with all Laws relating to the Ownership, use and operation of the Project.

     Section 8.8 Designation of Agent. The Authority shall at all times have a properly designated agent to accept service of process, which shall be a resident of or have offices in the Commonwealth. The Authority shall notify KEDFA in writing of the name and address of its agent and of any change in the name or address of such agent.

     Section 8.9 Taxes and Other Obligations. The Authority shall pay on or before the date due all taxes, assessments, charges, liens, encumbrances, levies, and all claims of every character that have been levied or assessed or that may hereafter be levied or assessed upon or against the Real Property, but only until such time as the Real Property is deed to the Company. So long as the Real Property is owned by the Authority, the Authority shall pay on or before the date due all utility charges relating to the Real Property, if any, whether public or private, and upon demand shall furnish KEDFA receipts evidencing such payment.

     Section 8.10 Further Assurances. The Authority or Company shall, at any time upon request by KEDFA, make, execute and deliver or cause to be made, executed and delivered to KEDFA, any and all other further instruments, certificates and other documents as may, in the opinion of KEDFA, be necessary or desirable in order to effect, complete, perfect or otherwise to continue and preserve the obligations of the Authority under this Agreement and the other Grant Documents (collectively the "Further Assurances"). Upon any failure by the Authority or Company to execute or deliver Further Assurances, KEDFA may make, execute and record any and all instruments, certificates and documents for Further Assurances for and in the name of said parties, and the Authority and Company, respectively, hereby irrevocably appoint KEDFA as their attorney-in-fact thereof to make, execute and record any such instruments, certificates or documents for Further Assurances for and in the name of the Authority or Company.

                                    SECTION 9
                           ENVIRONMENTAL REQUIREMENTS

     Section 9.1 Hazardous Materials

          (a) The Authority and Company, respectively, shall use, operate and maintain the Real Property in compliance with all Laws, including without limitation those relating to the generation, use, handling, production, disposal, discharge, transportation or storage of Hazardous Material (as defined below);

          (b) The Authority and Company, respectively, shall protect, indemnify and hold KEDFA and its directors, officers, officials, members, employees and agents, harmless from and against any and all claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgment, settlements, awards, cost and expenses, including without limitation reasonable attorneys' fees and costs and expenses of investigation and proof, which arise out of or relate in any way to the generation, use, handling, production, transportation, disposal or storage of any Hazardous Material on, under, over or about the Real Property (all of the foregoing hereinafter collectively referred to as "Expenses"), including without limitation (i) all foreseeable and unforeseeable damages arising in connection with (A) the use, generation, storage, discharge or disposal of Hazardous Materials by the Authority or Company or by persons acting on behalf of or at the direction of the Authority or Company or (B) any residual contamination affecting any natural resource or the environment, and (ii) the costs of any required or necessary repair, cleanup, or detoxification of the Real Property, and/or any real property adjacent to the Real Property (the "Adjacent Premises"), and the preparation of any closure or other plans required in connection with such cleanup or detoxification thereof;

          (c) The Authority and Company, respectively, hereby agree that any Hazardous Material generated, used, handled, produced, disposed, discharged, transported or stored by or at the direction of the Authority or Company, or by or at the direction of any agent or employee of the Authority or Company, shall comply with all applicable Laws, and shall be deemed to be the sole activity of the Authority or Company. The Authority and Company, respectively, shall and hereby do assume any and all liability for any acts or omissions of each of its own employees, agents, officers, members and directors relating to or connected with Hazardous Materials. All indemnifications of KEDFA by the Authority or Company set forth in this Agreement shall be continuing indemnifications, and shall remain in full force and effect notwithstanding the expiration or termination of this Agreement; and,

          (d) As used herein, the term "Hazardous Material shall mean: (i) oil, flammable substances, explosives, radioactive materials and other substances, materials or pollutants (1) which pose a hazard to the Real Property and/or Adjacent Premises (2) which pose a hazard to persons on or about the Real Property and/or Adjacent Premises, (3) the use of which causes the Real Property to be in violation of any Laws, or (4) which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" or words of similar import under any Laws or under policy guidelines or other publications adopted or promulgated pursuant to any Laws, including without limitation (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended , 42 U.S.C. 9601, et seq.,
(B) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq, (C) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq., (D) the Clean Air Act, as amended, 42 U.S.C. 7412, (E) the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., (F) the Clean Water Act, as amended, 33 U.S.C. 1317 and 1321(b)(2)A, and (G) rules, regulations, ordinances and other publications adopted or promulgated pursuant to the aforementioned Laws, (ii) asbestos in any form which is or could become friable, and urea formaldehyde foam insulation, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or Law, or which could pose a hazard to the health and safety or property interests of the Authority, Company or KEDFA, or their respective officials, employees, members and agents, or to the occupants of any Adjacent Premises.

                                   SECTION 10
                                     WAIVERS

     Section 10.1 Waivers. The Authority and Company hereby waive, to the extent permitted by applicable Laws, all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with the Agreement.

     Section 10.2 Waiver and Remedies. The rights, powers and remedies granted to KEDFA pursuant to this Agreement shall be in addition to all rights, powers and remedies given to or now or hereafter existing in KEDFA by virtue of the Grant Documents or pursuant to any Laws. Each and every right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised from time to time and so often and in such order as may be deemed expedient by KEDFA, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. Any forbearance or failure or delay by KEDFA in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. Any consent by KEDFA or any waiver of an Event of Default under this Agreement shall not constitute a consent to or waiver of any right, remedy or power or power of KEDFA upon a subsequent Event of Default.

                                   SECTION 11
                                EVENTS OF DEFAULT

     Section 11.1 Events of Default. Each of the following events or occurrences shall constitute an "Event of Default" under this Agreement:

          (a) Bankruptcy. If there is filed by or against the Authority or Company a petition in bankruptcy, or a petition for the appointment of a receiver or trustee of any of the property of the Authority or Company, and any such petition is not dismissed within sixty (60) days after the date of filing, or if the Authority or Company files a petition reorganization under any of the provisions of 11 U.S.C. Section 101 et seq. or any similar Law, or if the Authority or Company applies for a consent to the appointment of a receiver, trustee, liquidator or custodian for the Authority or Company or any of the property of the Authority or Company, or if the Authority or Company makes a general assignment for the benefit of creditors, or if the Authority or Company makes any insolvency assignment or is adjudicated insolvent by any court of competent jurisdiction;

          (b) Representations and Warranties. If any warranty or representation made by the Authority or Company in this Agreement or in any of the documentation required by this Agreement including but not Limited to the Request for Disbursement or any of the other Grant Documents, shall at any time be false or misleading in any material respect;

          (c) Obligations. If the Authority or Company shall fail to keep, observe or perform any of the terms, agreements, covenants, representations or warranties set forth in this Agreement or in any of the other Grant Documents, or if the Authority or Company Is unable or unwilling to meet its obligations thereunder;

          (d) Loan Documents. If the Authority or Company shall fail to keep, observe or perform any the terms, agreements, covenants, representations or warranties set forth in the Loan Documents, or if the Authority or Company is unable or unwilling to meet its obligations thereunder; or,

          (e) Employment. If the Company shall fail to maintain the level of employment pursuant to Section 2.5 of this Agreement.

     Section 11.2 Remedies of KEDFA Upon Events of Default. Notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default which is not cured within thirty (30) days of notice having been provided to the Authority and/or Company, then KEDFA, in its sole discretion and without notice to the Authority and Company, may at any time exercise any one or more of the following rights and remedies:

          (a) Withhold disbursement under the Grant, after which KEDFA shall be under no obligation to advance any undisbursed monies from the Grant to the Authority;

          (b) Declare the entire disbursed portion of the Grant plus any interest earned thereon to be immediately due and payable in full from the Authority and/or Company, and KEDFA shall have the right to withhold any further disbursement of the Grant in connection therewith, all without any presentment, demand or notice of any kind, all of which are hereby waived by the Authority and Company;

          (c) Commence an appropriate legal or equitable action to enforce the performance by the Authority or Company of the terms, agreements, covenants and conditions of this Agreement and any of the other Grant Documents or Loan Documents; or,

          (d) Exercise any other rights or remedies, at law, in equity or otherwise, that may be available to KEDFA pursuant to this Agreement, the other Grant Documents, or under applicable Laws, including, but not limited to, the rights to bring suit or other proceedings before any tribunal of competent jurisdiction, either for specific performance of any agreement, covenant or condition contained in this Agreement or in aid of the exercise of any right granted to KEDFA in any of the other Grant Documents.

     Section 11.3 Failure to Maintain Jobs. Should the Company fail to maintain the Job Requirements set forth in Section 2.5 hereinabove, the repayment of the Building Construction Loan shall go to the straight-line amortization schedule set forth in the Loan Documents for the Building Construction Loan.

     Section 11.4 Cumulative Rights. All rights available to KEDFA under this Agreement or the other Grant Documents shall be cumulative and in addition to all other rights granted to KEDFA at law or in equity, whether or not KEDFA shall have instituted any suit or other action in connection with this Agreement or the other Grant Documents.

                                   SECTION 12
                             Miscellaneous PROVISONS

     Section 12.1 Expenses. At KEDFA's request, the Authority and Company shall promptly indemnify and/or reimburse KEDFA for any and all expenses, costs an charges of any kind (including, but not limited to, taxes, assessments, insurance premiums, repairs and maintenance expenses, reasonable attorneys' fees and legal expenses, title examination fees, survey expenses, recording expenses and inspectors fees) incurred by or billed to KEDFA in connection with

(i) the preparation of any and all amendments, modifications and supplements to this Agreement and the other Grant Documents necessitated by any action of the Authority or Company, and (ii) the preservation, perfection and enforcement of KEDFA's rights and remedies under this Agreement and the other Grant Documents.

     Section 12.2 Incorporation by Reference. All exhibits, schedules, annexes or other attachments to this Agreement are hereby incorporated into and made a part of this Agreement as if set out at length herein.

     Section 12.3 Multiple Counterparts. This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of a sufficient number of such copies to reflect the signature of each party hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and shall not be necessary in making proof of this Agreement or the terms and conditions hereof to produce or account for more than one of such counterparts.

     Section 12.4 Headings. The section headings set forth in this Agreement are for convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

     Section 12.5 Partial Invalidity. If any term or provision of this Agreement, or the application thereof to any Person or circumstances shall, to any extent, be determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

     Section 12.6 Successors and Assigns. Each of the representations, warranties, agreements, covenants, obligations and duties of the parties hereto shall be deemed to have been made for the benefit of all parties, their successors and assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns. This provision shall not be construed to permit assignment by the Authority or Company of any of their respective rights and duties under this Agreement or the other Grant Documents.

     Section 12.7 Sale or Lease of Real Property and Facility. The Company shall not sell or lease the Real Property or the Facility thereon without the express written of DCCD and the Authority. However, this provision shall in no way restrict the Company from selling or leasing the Real Property or Facility to a fully owned subsidiary of the Company. Should the Company sell or lease the Real Property or Facility to a fully owned subsidiary of the company, the Company shall provide notice to the Authority and DCCD.

     Section 12.8 No Partnership - Status of Relationship. KEDFA, the Authority, the Company and any party respectively associated therewith shall in no event be construed to be for any purpose partners, associates or joint ventures in the conduct of their respective businesses or otherwise. No contractor, licensee, agent, servant, employee, invitee or customer of any party shall be, or shall be deemed to be, a contractor, licensee, agent, servant, employee, invitee or customer of any other party hereto.

     Section 12.9 Rights of Third Persons. In no event shall this Agreement be construed to make KEDFA or any agent of KEDFA liable to any general contractors, subcontractors, labormen, materialmen, craftsmen or other Persons for labor, materials or services delivered to the Project Site or goods specially fabricated for incorporation into the Project, if any, or for debts or claims accruing or arising to any such Persons against the Authority. The Authority and Company expressly agree that there is no relationship of any type whatsoever, contractual or otherwise, either express or implied, between KEDFA and any general contractor, materialman, subcontractor, craftsman, laborer or any other person or entity supplying any labor, materials or services to the Project or the Project Site or specially fabricated goods to be incorporated therein. No Persons are intended to be third party beneficiaries of the Grant Documents or to have any claim or claims in or to any undisbursed proceeds of the Grant pursuant to the Grant Documents.

     Section 12.10 Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning the subject matter hereof, and may be modified only by a written instrument duly executed by each of the parties hereto.

     Section 12.1 Time of Essence. Time is of the essence in the performance of each of the terms and conditions of this Agreement.


     Section 12.12 No Assignments or Modifications. The Authority and Company may not assign its rights under this Agreement to any Person without prior written consent of KEDFA.

     Section 12.3 Notices. All notices, requests, demands, waivers, and other communications given as provided in this Agreement shall be in writing, and shall be addressed as follows:

                  If to KEDFA:   Cabinet for Economic Development
                                 Department for Coal County Development
                                 31 Frankfort, Kentucky 40601
                                 Attn: Jerry D. Johnson
                                       Commissioner

                   If to Authority:     Perry-Harlan-Leslie-Breathitt Authority,
                                        Inc.
                                        917 Perry Park Road
                                        Hazard, Kentucky 41701
                                        Attn: Ed Harris,
                                              Chairman

                   If to Company:       American Woodmark Corporation
                                        312 Shawnee Drive
                                        Winchester, VA 22601
                                        Attn: John LeVan
                                              Vice President of Manufacturing

     Any notice required or permitted to be given under this Grant Agreement shall be deemed sufficiently given for all purposes if sent by registered mail, postage pre-paid and return receipt requested, addressed to the intended recipient at the address set forth above. KEDFA, the Authority or the Company may change their respective address as provided above by giving written notice of the change to the other parties hereto as provided in this paragraph.

     Section 12.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth.

     Section 12.14 Jurisdiction and Venue. The parties hereto agree that any suit, action or proceeding with respect to this Agreement may only be brought in or entered by, as the case may be, (a) the courts of the Commonwealth situated in Frankfort, Franklin County, Kentucky, or (b) the United States District Court for the Eastern District of Kentucky, Frankfort Division, and the parties hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waive any other preferential jurisdiction by reason of domicile. The parties hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or related to this Agreement brought in the courts of the Commonwealth situated in Frankfort, Franklin County, Kentucky, or the United States District Court of the Eastern District of Kentucky, Frankfort Division, and also hereby irrevocably waive any claim that any such suit, action or proceeding brought in any one of the above-described courts has been brought in an inconvenient forum.

     Section 12.15 No Commonwealth or KEDFA Liability. Under no circumstances will the Commonwealth, its officials, agents, directors, contractors, servants, members, employees, licensees or assigns, or KEDFA, its officials, agents, contractors, servants, employees, licensees or assigns be held or adjudged liable in connection with any cause of action arising under or as a result of this Agreement, the Project, the Project Site or in connection with claims or cross-claims by or among the Authority, the Company, and any third party

     Section 12.16 Indemnity. The Authority and Company agree to indemnify KEDFA for any damage to persons or property caused by an agent, employee or independent contractor conducting any of the Project activities contemplated on the Project in this Agreement in including, without limitation, reasonable costs and attorney's fees for defending any such action.

IN WITNESS WHEREOF, KEDFA, the Authority and the Company by and through their duly authorized officials, have executed this Agreement as of the day, month and year first above written,


KENTUCKY ECONOMIC DEVELOPMENT AUTHORITY

By: WARREN 0, NASH, III, Deputy Commissioner         Date: February 14, 2002

    Department of Financial incentives


DEPARTMENT FOR COAL COUNTY DEVELOPMENT

By: JERRY D. JOHNSON, Commissioner                   Date: February 13, 2002


PERRY-HARLAN-LESLIE-BREATHITT AUTHORITY, INC.

By: ED HARRIS, Chairman                              Date: January 15, 2002


AMERICAN WOODMARK CORPORATION

BY: David L. Blount, Sr. Vice President              Date: February 11, 2002


THE BALANCE OF THIS PAGE INTENIONALLY LEFT BLANK

                                   EXHIBIT "D"

               GENERAL SPECIFICATIONS FOR THE INDUSTRIAL FACILITY

The Industrial Facility will consist of an approximately 218,000 square foot masonry and steel framed primary structure with several outbuildings and appurtenant facilities generally as depicted on the drawing attached hereto.

                                   EXHIBIT "E"

                                 February __, 2002

Ed Harris, Chairman
Perry-Harlan-Leslie-Breathitt
Regional Industrial Authority, Inc.
917 Perry Park Road
Hazard, Kentucky 41701

     Re: $450,000.00 Loan from the Perry-Harlan-Leslie-Breathitt Regional Industrial Authority ("Authority) to American Woodmark Corporation, in accordance with that certain Multi-County Local Government Development Fund ("LGEDF") Grant

Dear Chairman Harris:

     We have acted as special Virginia counsel for American Woodmark Corporation (the "Company"), a Virginia corporation, in connection with the $450,000.00 loan from the Authority to the Company, in accordance with the terms and conditions of the LGEDF Grant. In delivering the opinions set forth herein, we have examined originals (or copies thereof, certified to our satisfaction) of such organizational documents of the Company and other documents, records, papers, certificates and public records as we have deemed relevant and necessary in order to express the opinions set forth herein. In addition, we have relied on the representations and warranties of the Company contained in the Loan Documents (as hereinafter defined).

     In delivering the opinions set forth herein, we have also reviewed the following documents and instruments executed by the Company in connection with the Loan and the Grant, (collectively, the "Loan Documents"):

     1.   That certain Grant Agreement by and among KEDFA, the Authority and the
          Company dated as of         ,2002;

     2.   That certain Loan Agreement between the Company and the Authority
          dated          , 2002; and

     3.   That certain Promissory Note executed by the Company dated ., 2002.

Ed Harris, Chairman
Perry-Harlan-Leslie-Breathitt
Regional Industrial Authority, Inc.
February, 2002
Page 2

     In the course of our examination of the documents, we have assumed the genuineness of all signatures, other than the signatures of the officials of the Company, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as copies.

     Based on the foregoing, it is our opinion that:

     1. The Company is a validly existing Virginia corporation;

     2. The Company has the requisite corporate power to execute and deliver the Loan Documents, and to observe and perform the provisions of the Loan Documents;

     3. The execution and delivery of the Loan Documents by the Company and the performance and/or observance thereby of the provisions of the Loan Documents, does not and will not (i) violate any Virginia law, statute, court, decision, rule, order or regulation applicable to the Company or (ii) to our knowledge, constitute a default or a violation under, result in the imposition of any lien under, or conflict with, or result in any breach of any of the provisions of, any existing material contract or other material obligation binding upon the Company and known to us;

     4. The officers of the Company who executed the Loan Documents are duly authorized to execute and deliver the Loan Documents on behalf of the Company, and the Loan Documents are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms and conditions, (a) except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, arrangement or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions), (b) except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing or would be commercially unreasonable, and (c) except that we express no opinion as to the legality, validity, binding nature or enforceability of (i) any provision providing for the payment of fees or the payment or reimbursement of costs and expenses for claims, losses or liabilities in excess of a reasonable amount determined by a court or other tribunal, (ii) any broadly stated waivers, including, without limitation, waivers of presentment, demand, protest or notice, any waivers that are found by a court to be against public policy or any waivers that are ineffective pursuant to statutes and judicial decisions, or (iii) any provision that requires or relates to the payment of interest at a rate or in an amount, after the maturity or

Ed Harris, Chairman
Perry-Harlan-Leslie-Breathitt
Regional Industrial Authority, Inc.
February __, 2002
Page 3

after or upon acceleration of the liabilities evidenced thereby, or after or during the continuation of any default, unmatured default or other circumstance, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture; and

     5. To our knowledge, there is no litigation or proceeding involving the Company pending or threatened in any Virginia court or administrative agency, the outcome of which could be reasonably expected to materially and adversely affect the ability of the Company to meet its obligations under the Loan Documents.

     We are licensed to practice law in the Commonwealth of Virginia and do not purport to express any opinion concerning the laws of any jurisdiction other than the Commonwealth of Virginia. To the extent that any of the Loan Documents are governed by the laws of the State of Kentucky, we have, with your permission, assumed that such laws conform to the laws of the Commonwealth of Virginia.

     When reference is made in the opinion expressed herein to "knowledge" or to what is "known to us," or a similar phrase, it means the current actual knowledge attributable to our representation of the Company in connection with the Loan Documents of only those partners and associates who have had a significant involvement with negotiation or preparation of this letter. However, except as otherwise indicated, we have not undertaken any independent investigation to determine the accuracy of any factual information of statements referred to in the preceding paragraph, and no inference that we have any knowledge of any matters pertaining to such information or statements should be drawn from our representation of the Company.

     No one other than you shall be entitled to rely on the opinions expressed herein. This opinion is not intended to be used in any transaction other than the one described above. This opinion is being delivered to you with the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other person or entity without, in each instance, our specific prior written consent.

Sincerely yours,

                                                                EXHIBIT 10.1 (2)

                               DEED OF CONVEYANCE

     This DEED OF CONVEYANCE, made and entered into this 12th day of March, 2002, by and between PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY, INC., with offices at 917 Perry Park Road, Hazard, Kentucky 41701, party of the first part ("Grantor"), and AMERICAN WOODMARK CORPORATION, with offices at 3102 Shawnee Drive, Winchester, Virginia 22601, party of the second part ("Grantee").

                                   WITNESSETH:

     That said Grantor, for and in consideration of the sum of Four Hundred Fifty Thousand Dollars and No Cents ($450,000.00), as evidenced by a Promissory Note of even date herewith and forgiveable or otherwise payable in accordance with the terms thereof and pursuant to a Loan Agreement also of even date herewith, the receipt and adequacy of which consideration is hereby acknowledged, has bargained and sold and by these presents does hereby bargain, sell, grant and convey unto the Grantee, its successors and assigns, all of its right, title and interest, including both the surface and certain mineral rights (excluding oil and gas and appurtenant rights hereinafter described) on Lot No. 105 of the Coalfields Industrial Park on the Hollybush Branch and the Right Fork of the Rockhouse Fork of Tenmile Creek of Lost Creek of Troublesome Creek and Wiley Miller Branch of Grapevine Creek of the North Fork of the Kentucky River in Perry County, Kentucky, and more particularly described and bounded as follows:

                          Metes and Bounds Description

                              Coalfields Lot # 105

     A Certain Parcel of Land Located in Perry County Kentucky in the Perry, Harlan, Leslie, Breathitt Regional Industrial Authority Inc. (Coalfields Regional Industrial Park), Being Lot #105 and More Particularly Described as
Follows:

     Beginning on an iron pin w/cap set at the intersection of Coalfields Industrial Boulevard (Adopted County Road) and Woodmark Way (Proposed), said point has a coordinate value based on the Coalfields Industrial Park Coordinate System of N: 384132.285, E: 2718524.408; Thence with the West right of way of Coalfields Industrial Boulevard, 50' from and parallel to the center of said road S 00(degree)31'19"W 436.78' to an iron pin w/cap set; Thence S 00(degree)09'32" E 318.08 to an iron pin w/cap set; Thence S 00(degree)00'05" E 23.28' to an iron pin w/cap set; Thence severing the lands of the Grantor (D.B. 271 pg. 425, parcel # 1) due West 1647.75' to an iron pin w/cap, stamped Forrester Hamilton 2736, found at a common corner to the Grantor and ANR Coal Co., LLC (D.B. 208 pg. 266, and M.B. 28 pg. 337); Thence with said line N 83(degree)10'53"W 147.78' to an iron pin w/cap set at the South East corner of the proposed Woodmark Way; Thence with the East right of way of said road 37.5' from and parallel to the center of said road due North 732.07' to an iron pin w/cap set; Thence with a curve to the right with an arc length of 58.90', a radius of 37.5', a chord bearing of N 45(degree)00'00"E, and a chord length of 53.03' to an iron pin w/cap set; Thence continuing with the South right of way of said road due East 1760.09' to the Beginning.

     Containing 1,395,073.0 Sq. Ft. or 32.0265 Acres as Surveyed by Leo Miller P.L.S #1904 of Leo Miller & Assoc. Inc. On 11-23-01.

     SOURCE OF TITLE: Being a portion of Parcel No. 1 (surface and mineral rights) of the property conveyed from COASTAL COAL COMPANY, LLC, to Grantor by deed dated September 30, 1998, and recorded in Deed Book 271, page 425 of record in the Perry County Clerk's Office.

                                 EXCEPTION NO. 1

     This conveyance is subject to those certain rights of access to future utility services and to those reservations of easement or access rights in favor of Coastal Coal Company, LLC and Mountain Properties, Inc., and the lessees, licensees, successors and assigns of each, for ingress and egress to that property denoted as Coastal Coal Company LLC's tract #'s PE-239 and PE-

241 which are contained in Deed Book 271, page 425 and Deed Book 271, page 419 in the Perry County Clerk's Office.

                                 EXCEPTION NO. 2

     This conveyance is expressly made subject to those rights and privileges reserved and excepted for development of certain oil and gas reserves by Coastal Coal Company, LLC in the Deed of Conveyance dated September 30, 1998 recorded at Deed Book 271, page 425 in the Perry County Clerk's Office, including (i) those rights granted to Kentucky West Virginia Gas Company by Virginia, Iron, Coal & Coke Company by deed dated April 17, 1939, and of record at Deed Book 72, page 311, records of the Perry County Clerk's Office; and (ii) those rights and privileges granted to the Hazard-Perry County Airport Board by VICC Land Company and Kentucky-West Virginia Gas Company by deed dated April 29, 1980, and of record at Deed Book 182, page 644, records of the Perry County Clerk's Office.

                                 EXCEPTION NO. 3

     This conveyance is made subject to a continuing right of entry under mining permits issued pursuant to state and federal law and certain residual leasehold rights with respect to reclamation obligations under certain mining permits issued under state and federal law that survived the expiration or termination of the Indian Head Mining, Inc. and River Coal Company, Inc. Consolidated and Amended Lease Agreement dated November 11, 1977, which was assigned to Pro-Land, Inc. on January 25, 1983, and such rights as pertain to the use of the lease area for ingress and egress pursuant to that certain Surface Lease dated May 1, 1987 between Apache Mining Company d/b/a Enterprise Coal Company and Pro-Land, Inc., as the same may have been modified by unrecorded Agreement dated September 30, 1998 among Grantor, Coastal Coal Company, LLC, Pro-Land, Inc. d/b/a Kern Coal Company and Leslie Resources, Inc.

                                 EXCEPTION NO. 4

     Ingress and egress to and from the properties is subject to those rights of access and for utility easements granted by Enterprise Coal Company the Perry County Fiscal Court by Deed of Conveyance dated October 11, 1993 recorded at Deed Book 243, page 719 and Deed of Correction dated September 21, 1994 recorded at Deed Book 252, page 201, and by Coastal Coal Company, LLC to the Perry County Fiscal Court by Right of Way Deed dated December 22, 1998 recorded at Deed Book 272, page 676, and by the Grantor to the Perry County Fiscal Court by Right of Way Deed dated January 15, 2002 recorded at Deed Book 291, page 229, all of record in the Perry County Clerk's Office.

                                 EXCEPTION NO. 5

     This conveyance is made subject to the terms of those certain Declarations of Covenants, Conditions and Restrictions between Grantor and the Kentucky Economic Development Finance Authority dated October 7, 1998 recorded at Deed Book 271, page 439 in the Perry County Clerk's Office.

                                 EXCEPTION NO. 6

     There is hereby excepted all existing conditions, covenants, easements, exceptions, reservations, restrictions and rights-of-way of whatever nature, if any, whether or not of record in the Perry County Clerk's Office or otherwise, and to any state of facts that an accurate survey may reveal, and the conveyance is expressly subject to all city, county, municipal and state zoning laws and other ordinances, regulations, and restrictions, including statutes and other laws of municipal, county or other governmental authorities applicable to, and enforceable against, the property described herein.

                            MISCELLANEOUS PROVISIONS

     1. All real estate and/or ad valorem taxes, if any, assessed against the land herein conveyed for the current tax year assessed as of January 1, 2002 shall be prorated between Grantor and Grantee.

     TO HAVE AND TO HOLD the same, together with the appurtenances thereunto belonging unto the Grantee, its successors and assigns forever, with covenants of General Warranty.

     IN TESTIMONY WHEREOF, witness the signatures of the Grantor on this the day and year first above written.

                                             GRANTOR:
                                             PERRY, HARLAN, LESLIE, BREATHITT
                                             REGIONAL INDUSTRIAL AUTHORITY, INC.


                                             By: Ed Harris, Chairman

                             CERTIFICATE OF PARTIES

     We, PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY, INC., by its duly authorized Chairman, Ed Harris, Grantor, and AMERICAN WOODMARK CORPORATION, by its duly authorized officer, Dave Blount, Grantee, do hereby swear and/or affirm, pursuant to KRS Chapter 382, that the fair market value of the above stated property is Four Hundred Fifty Thousand Dollars and No Cents($450,000.00).

                                             GRANTOR:
                                             PERRY, HARLAN, LESLIE, BREATHITT
                                             REGIONAL INDUSTRIAL AUTHORITY, INC.

                                             By: Ed Harris, Chairman

                                             GRANTEE:
                                             AMERICAN WOODMARK CORPORATION

                                             By:  David Blount
                                             Its: Sr. Vice President

STATE OF KENTUCKY     )
                      )ss
COUNTY OF Perry       )

     I hereby certify that the foregoing Deed and Certificate of the Parties was duly subscribed, sworn to and acknowledged before me by Ed Harris as Chairman of the PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY, INC., on 12th.day of February. 2002.

                                             Notary Public

            My commission expires 11/25/02.

STATE OF Virginia    )

CITY OF Winchester   )

     I hereby certify that the foregoing Certificate of the Parties was duly subscribed, sworn to and acknowledged before me by David L Blount of AMERICAN WOODMARK CORPORATION, on this 1/st/ day of March, 2002.

                                             Brenda Dupont

                                             Notary Public'

My commission expires
Brenda Dupont
Notary Public, State of Virginia
My Commission Expires December 31, 2003

STATE OF KENTUCKY    )
                     )SS
COUNTY OF PERRY      )

     I, Haven King, Clerk of Perry County, do hereby certify that the foregoing Deed of Conveyance was on the 12th day of March,2002, lodged in my office for record and that it, the foregoing, and this my certificate have been duly recorded in my said office in Deed Book 292, page 127.

     Witness my hand on this the 12th day of March,2002.

                                             HAVEN KING, CLERK

                                             By: Barbara Sue Franks D.C.

This instrument prepared by the law
firm of Hollon, Collins & Clemons,
Hazard, Kentucky.

Paul R. Collins
Attorney

                                                                EXHIBIT 10.1 (3)

                                    MORTGAGE

     THIS MORTGAGE is executed by the hereinafter named Mortgagor this 12th day of March,2002, by and among



     AMERICAN WOODMARK CORPORATION
     A Virginia corporation
     3102 Shawnee Drive
     Winchester, Virginia, 22601

                                                                   ("Mortgagor")

and

     PERRY, HARLAN, LESLIE, BREATHITT
     REGIONAL INDUSTRIAL AUTHORITY, INC.,
     A Kentucky non-profit corporation
     917 Perry Park Road
     Hazard, Perry County, Kentucky, 41701

                                                                   ("Mortgagee")

     For the purpose of securing the payment of the indebtedness herein mentioned and securing the fulfillment of all the covenants and conditions hereinafter contained, Mortgagor hereby conveys in FEE SIMPLE to Mortgagee with covenant of GENERAL WARRANTY the Property located in Perry County, Kentucky, more particularly described on Exhibit "A" attached hereto and made a part hereof,

     TOGETHER with the buildings and improvements erected thereon, or hereafter erected thereon, and the rights, privileges and appurtenances thereto belonging or in any way appertaining, and all goods and other tangible personal property, moveable or immoveable, which are or are to become fixtures, including, but not limited to, all heating, plumbing, air conditioning and lighting fixtures and appliances now or hereafter on or affixed to the property, whether now owned or hereafter acquired by Mortgagor; and

     TOGETHER with all materials intended for construction, re-construction, alteration and repair of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within said buildings and improvements immediately upon the delivery thereof to the Property, and

     TOGETHER with all accounts, contracts, permits, licenses, waivers, or consents now or hereafter dealing with, affecting or concerning the Property, including, without limitation, all rights accruing to Mortgagor from any and all contracts with ail contractors, architects, engineers or subcontractors relating to the construction or renovation of improvements on or upon the Property, including performance and/or materialmen's bonds; and

     TOGETHER with all rights of Mortgagor in and to any and all contracts with utility companies, whether now existing or hereafter entered into, for the providing of service to the Property, including all fees or refunds; and

     TOGETHER with all licenses, permits and/or operating permits issued in favor of, for the account of, or granted to Mortgagor by any division or department of the Commonwealth of Kentucky, or by any other government or quasi governmental authority having the power and authority to issue any such permits and licenses in connection with the Property, whether now existing or hereafter acquired by Mortgagor; and

     TOGETHER with all insurance awards and proceeds arising out of damage to said Property, and all awards and other compensation heretofore or hereafter to be made to Mortgagor for any taking by eminent domain, either permanent or temporary, of all or any part of said Property or buildings or improvements or any interest therein, or easement or appurtenance thereof, including severance and consequential damage and change in grade of streets, which said awards and compensation are hereby assigned to Mortgagee, and

     TOGETHER with all of Mortgagor's rights, title and interest in any and all leases, tenant contracts, rental agreements, management contracts, operating agreements, and any and all rents, deposits and accounts receivable which are now due or may hereafter become due by reason of the renting and/or leasing of the Property and the improvements thereon, whether such renting and/or leasing is with respect to periods prior to or after this date; and

     TOGETHER with all rights, privileges, rights of way, easements and appurtenances in any way associated with the Property;

whether now owned or hereafter acquired by Mortgagor; and all cash and non-cash proceeds of all of the above, and all renewals or replacements thereof or articles in substitution therefor, and all general intangibles (including choses in action) which may relate to any of the foregoing or to the Property generally, and this Mortgage is hereby deemed to be as well a security agreement pursuant to Article 9 of KRS Chapter 355 for the purpose of creating a security interest in any personal property securing the indebtedness and the Mortgagee is authorized to perfect the same by electronic or other filing as maybe allowed by law;

     TO HAVE AND TO HOLD the same unto Mortgagee, its successors and assigns forever.

     Mortgagor is justly indebted to Mortgagee for borrowed money in the principal sum of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00), evidenced by a promissory note (the "Note") of even date herewith, with interest thereon as provided therein, executed and delivered by Mortgagor to the order of Mortgagee, with principal and interest payable as stated therein, and with other provisions and obligations, all of which are incorporated herein by reference. The Note bears a final maturity date of December 31, 2004.

     This Mortgage is delivered pursuant to a loan agreement (the "Loan Agreement") of even date herewith by and among the Mortgagor and the Mortgagee which requires Mortgagor to construct an Industrial Facility on certain Property known as Lot # 105 of the Coalfields Industrial Park in Perry County, Kentucky. Any terms defined in the Loan Agreement and not otherwise defined herein shall have the same meaning herein as in the Loan Agreement.

     Mortgagor covenants lawful seisin of the Property, full right and power to mortgage and convey the same, and that the same is free from all liens and encumbrances except (i) this first mortgage in favor of the Authority; (ii) restrictions and stipulations of record as to use, improvement and occupancy of the Property; (iii) governmental laws and regulations affecting the Property; and, (iv) liens for real property taxes and assessments not yet due and payable. Mortgagor further covenants that it has good and marketable title to the same and that this Mortgage is and shall be a valid first lien against the Property.

     Mortgagor, in order to more fully protect the security of this Mortgage, covenants and agrees as follows:

     1. To pay the Note and interest thereon when due.

     2. To pay, when due, all taxes and assessments of every type and nature levied or assessed against the Property or any interest therein or any part thereof, and any claim, lien or encumbrance against the Property which may be or become prior to the lien of this Mortgage, and if requested by Mortgagee, to deliver or exhibit receipts therefor to Mortgagee at least fifteen (15) days before the same shall become delinquent.

     3. To keep the improvements now existing or hereafter erected on the Property insured according to the terms and conditions of the Loan Agreement. In the event of loss, Mortgagor shall give immediate notice by certified mail, return receipt requested, to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor; and the insurance proceeds, or any part thereof, shall be applied to the Mortgagee or the Mortgagor as provided in the Loan Agreement. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment of the debt secured hereby, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

     4. Mortgagor represents and warrants that no Hazardous Materials exist on, under or about the Property or, to the best of Mortgagor's knowledge after diligent inquiry, have been transported to or from the Property or used, generated, manufactured, stored or disposed of on, under or about the Property, except in full compliance with any applicable laws, and the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or the environmental conditions on, under or about the Property, including, without limitation, soil and groundwater conditions, as more particularly set forth in the Loan Agreement, the terms of which are incorporated herein by reference.

     5. That Mortgagor: (a) will maintain the Property in good condition and repair; Co) will not commit or suffer waste thereof; (c) will comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the Property, and will not suffer or permit any violation thereof; and (d) will not remove, demolish or alter the design or structural character of any building now or hereafter erected on the Property unless Mortgagee shall first consent thereto in writing.

     6. If Mortgagor falls to maintain the insurance provided for herein or to keep the policy or policies therefor deposited with Mortgagee, or to pay the cost thereof, or to pay taxes and assessments, or to promptly make repairs and replacements, then Mortgagee may, at its option, procure and pay for such insurance, pay such taxes or assessments, or cause such repairs or replacements to be effected, and the money so advanced by Mortgagee, with interest thereon at the maximum legal rate of interest, payable monthly, shall be paid by Mortgagor to Mortgagee on demand, and such advances shall be secured by this Mortgage and the lien therefor shall be deemed equal in dignity to the lien securing the other indebtedness hereby secured.

     7. If Mortgagor fails: (a) to construct the Industrial Facility as provided in the Loan Agreement or to pay the principal or interest, if any, provided for in the Note when the same shall be due, thereby constituting an Event of Default under the Loan Agreement; or (b) to pay taxes or assessments when due; or (c) to keep the improvements now existing or hereafter erected on the Property insured against loss or damage as provided herein or to pay the premiums for such insurance when they become due; or (d) to keep the Property in good condition and repair; or (e) to keep or perform any covenant or stipulation of this Mortgage; or (If) if proceedings are instituted involving title to the Property or any part thereof, including the foreclosure of any mortgage or any other lien against the Property; or (g) if Mortgagor is adjudged bankrupt in either voluntary or involuntary proceedings; then in any of such case, Mortgagee may declare the whole indebtedness secured hereby to be at once due and payable, and forthwith proceed to collect the same and to enforce this Mortgage by suit or otherwise; and in any of such cases Mortgagee may enter on the Property, collect the rents, issues and profits therefrom, and after paying all expenses of such conditions, and a reasonable compensation for itself, apply the money collected to the satisfaction of the indebtedness hereby secured. In any of such events of default herein mentioned, Mortgagee may, at its option, apply to any court of competent jurisdiction for the appointment of a receiver of the Property to manage the same and to collect the rents, issues and profits therefrom, and after deducting the costs and expenses of such receivership and a reasonable compensation for the receiver's services, apply the remainder of such rent, issues and profits so received to the satisfaction of the indebtedness hereby secured. It is further agreed that the grounds for the appointment of a receiver herein set out shall be in addition to and not in limitation of the statutory remedy of receivership and may be invoked either in aid of or without proceeding for the foreclosure and sale of the Property. Mortgagor agrees to pay for the foreclosure and sale of the Property. Mortgagor agrees to pay to Mortgagee reasonable attorney fees incurred by Mortgagee in the event of a default hereunder to the extent such fees are actually paid or agreed to be paid by Mortgagee, except such fees as are paid by Mortgagee to a salaried employee of Mortgagee. This Mortgage shall secure payment to Mortgagee by Mortgagor of such fees.

     8. No delay by Mortgagee in the exercise of any of its rights or remedies hereunder, or otherwise afforded by law, shall operate as a waiver thereof, or preclude the exercise thereof during the continuance of any default hereunder. An express waiver of any obligation of Mortgagor shall not at any time thereafter be held to be a waiver of any of the terms or conditions of this Mortgage except as specified in the express waiver, and that only for the time and to the extent stated in the express waiver.

     9. With respect to all or any part of the Property, or any legal or equitable interest therein, the Mortgagor, or any successor in interest to the Mortgagor, shall not (i) sell, (ii) convey, (iii) transfer, (iv) lease for more than one year, except as specifically permitted in the Loan Agreement, (v) lease with option to purchase, or (vi) enter into a contract for deed or bond for deed (all of the foregoing being hereinafter referred to as "Transfer" or "Transferred") without the prior written consent of Mortgagee. Such consent may be conditioned on such modifications of this Mortgage and the indebtedness which it secures as Mortgagee may deem necessary at the time of such consent, including, without limitation, changing the interest rate applicable to said loan for the remaining term of the loan, and the proposed purchaser or transferee of the Property meeting the then existing standards of credit and financial responsibility required of Mortgagor by Mortgagee. If the Property is Transferred with written consent of Mortgagee, the purchaser or transferee shall assume the balance then owing on the indebtedness and all of the obligations relating thereto (including any modifications that may be conditions for Mortgagee's consent to the Transfer) and shall pay to Mortgagee such transfer fee as is required by Mortgagee at the time of the Transfer. The Mortgagee may declare the entire debt secured hereby immediately due and payable and enforce this Mortgage, without notice to Mortgagor, in the event the Property is Transferred without the written consent of Mortgagee or the purchaser declines to assume the indebtedness secured by this Mortgage as herein provided. If title to the Property or any part thereof or any interest therein is Transferred with or without Mortgagee's written consent, such Transfer shall not operate to release, discharge, modify, change or affect the original liability of Mortgagor or any subsequent persons who become obligated by reason of the assumption of the debt secured, either in whole or in part.

     10. Without affecting the liability of Mortgagor or any subsequent persons who may become obligated (except any person expressly released in writing) to pay any indebtedness secured hereby or to perform any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at the time and from time to time, either before or after the maturity of the Note, and without notice or consent: (i) release any person liable for payment of all or any part of the indebtedness or for performance of any obligations; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge thereof;
(iii) exercise or refrain from exercising or waive any right Mortgagee may have;
(iv) accept additional security of any kind; and (v) release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Property mortgaged hereby.

     11. As further security for payment of the indebtedness and performance of the obligations, covenants and agreements secured hereby, Mortgagor hereby transfers, sets over and assigns to Mortgagee all judgments, awards of damages and settlements hereafter made as a result of or in lieu of any taking of the Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property or the improvements thereon or any part thereof, including any award for change of grade of streets. Mortgagee may apply all such sums or any part thereof so received on the indebtedness secured hereby in such manner as it elects or, at its option, the entire amount or any part thereof so received may be released.

     12. In the event of the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law subjecting Mortgagee to any tax or changing the basis of taxation of mortgages, Deeds of Trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the indebtedness evidenced by the Note or Mortgage, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the indebtedness, or to reduce the amount of any payments receivable hereunder, then, and any such event, Mortgagor shall, on demand, pay to Mortgagee additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the indebtedness wholly or partially usurious under applicable law, then Mortgagee may, at its option, declare the indebtedness immediately due and payable or require Mortgagor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

     13. Mortgagor shall assign to Mortgagee any and all present and/or future leases of all or any part of the Property should Mortgagee, at its sole option, request such assignment or assignments.

     14. Mortgagor agrees that no additional mortgage, lien or equity position other than those set forth hereinabove shall be placed or allowed to exist on the Property without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld.

     15. This Mortgage is made to secure a loan for the purpose of erecting or adding to a building and otherwise improving real property.

     16. Anything in this Mortgage to the contrary notwithstanding, it is understood and agreed by the parties hereto that this loan is made pursuant to the terms of the Loan Agreement, the terms of which are hereby incorporated by reference. Any Event of Default under the terms of the Loan Agreement shall constitute a default under this Mortgage and shall entitle Mortgagee to all the rights and remedies set forth herein. If a conflict should arise between the provisions of this Mortgage and the provisions of the Loan Agreement, the Loan Agreement shall prevail.

     17. Any agreement hereafter made by Mortgagor and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

     18. This Mortgage shall secure all renewal notes executed in lien of the Note and also any extensions of the Note.

     PROVIDED, HOWEVER, that if Mortgagor faithfully performs its obligations under the terms of the Loan Agreement or otherwise pays in full the indebtedness secured hereby and performs all the covenants and stipulations hereof, Mortgagee shall immediately release this Mortgage on the request of and at the cost of Mortgagor, and this Mortgage shall be null and void.

     The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors, and assigns of the parties hereto, and wherever used, the singular number shall include the plural, and the use of any gender shall include all genders.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the above date.
                                            MORTGAGOR:

                                            AMERICAN WOODMARK CORPORATION


                                            By: David L. Blount

                                            Title: Sr. Vice. President

COMMONWEALTH OF Virginia)
                        )SS
CITY OF Winchester      )

     The foregoing instrument was signed, sworn to and acknowledged before me on this the 1st day of March, 2002, by David L. Blount in his capacity as Senior Vice President, Manufacturing of American Woodmark Corporation, a Virginia corporation, for and on behalf of said corporation.

                                            NOTARY PUBLIC, STATE AT LARGE

My Commission expires:

                                   EXHIBIT "A"

                               Coalfields Lot #105

     A Certain Parcel of Land Located in Perry County Kentucky in the Perry, Harlan, Leslie, Breathitt Regional Industrial Authority Inc. (Coalfields Industrial Park), Being Lot #105 and More Particularly Described as Follows:

     Beginning on an iron pin w/cap set at the intersection of Coalfields Industrial Boulevard (Adopted County Road) and Woodmark Way (Proposed), said point has a coordinate value based on the Coalfields Industrial Park Coordinate System of N: 384132.285, E: 2718524.408; Thence with the West right of way of Coalfields Industrial Boulevard, 50' from and parallel to the center of said road S 00?31'19"W 436.78' to an iron pin w/cap set; Thence S 00?09'32" E 318.08 to an iron pin w/cap set; Thence S 00?00'05" E 23.28' to an iron pin w/cap set; Thence severing the lands of the Grantor (D.B. 271 pg. 425, parcel # 1) due West 1647.75' to an iron pin w/cap, stamped Forrester Hamilton 2736, found at a common corner to the Grantor and ANR Coal Co., LLC (D.B. 208 pg. 266, and M.B. 28 pg. 337); Thence with said line N 83?10'53'W 147.78' to an iron pin w/cap set at the South East corner of the proposed Woodmark Way; Thence with the East right of way of said road 37.5' from and parallel to the center of said road due North 732.07' to an iron pin w/cap set; Thence with a curve to the right with an arc length of 58.90', a radius of 37.5', a chord bearing of N 45?00'00"E, and a chord length of 53.03' to an iron pin w/cap set; Thence continuing with the South right of way of said road due East 1760.09' to the Beginning.

     Containing 1,395,073.0 Sq. Ft. or 32.0265 Acres as Surveyed by Leo Miller P.L.S #1904 of Leo Miller & Assoc. Inc. On 11-23-01.

     SOURCE OF TITLE: Being a portion of Parcel No. 1 (surface and mineral rights) of the property conveyed from Coastal Coal Company, LLC, to Mortgagee by deed dated September 30, 1998, and recorded in Deed Book 271, page 425 of record in the Perry County Clerk's Office and that same property conveyed to Mortgagor by Mortgagee by deed dated March 12, 2002, and recorded in Deed Book 292, page 127 of record in the Perry County Clerk's Office.

STATE OF KENTUCKY             )
                              )ss
COUNTY OF PERRY               )

     I, Haven King, Clerk of Perry County, do hereby certify that the foregoing Mortgage was on the 12th day of March, 2002, lodged in my office for record and that it, the foregoing, and this my certificate have been duly recorded in my said office in Mortgage Book 183, page 162.

     Witness my hand on this the 12th day of March, 2002.

                                           HAVEN KING, CLERK

                                           By:                              D.C.

This instrument was prepared by the law
firm of Hollon, Collins & Clemons,
Hazard, Kentucky.

Attorney

                                                                EXHIBIT 10.1 (4)

                                   ASSIGNMENT

     This assignment is entered into this 1st day of March, 2002 by and between PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY, INC., ("AUTHORITY") a Kentucky non-profit corporation, with address at 917 Perry Park Road, Hazard, Kentucky 41701 and AMERICAN WOODMARK CORPORATION ("COMPANY") a Virginia corporation, with an address of 3102 Shawnee Drive, Winchester, Virginia 22601.

                                   WITNESSETH:

     WHEREAS, the Authority, the Company, and the Kentucky Economic Development Finance Authority ("KEDFA") have entered into an agreement, by and through the Grant Agreement, Loan Documents and Supporting Documents, setting forth the rights, responsibilities and obligations of the parties thereto relating to the acquisition of property and the construction of a facility for the location of an cabinet manufacturing facility on property located in the Coalfields Regional Industrial Park and more particularly described on Exhibit "A" attached herewith ("Property"); and

     WHEREAS, it is the intention of the parties that the Company shall acquire the Property and construct a facility to attract and locate an cabinet manufacturing facility firm which shall create and provide opportunities for full-time employment for the residents of the region; and

     WHEREAS, on October 24, 2001, KEDFA approved a Local Government Economic Development Fund ("LGEDF") grant to the Authority totaling $8,000,000.00, a portion of which was to be utilized for eligible costs related to the location of the Company to the Coalfields Regional Industrial Park; and

     WHEREAS, pursuant to the agreement between the Authority and the Company the purchase price of the property is for $450,000.00; and

     WHEREAS, it is the intention of the parties that $450,000.00 of the funding provided by the LGEDF grant to the Authority be provided by the Authority to the Company for purchase of the property; and

     WHEREAS, it is the parties' desire to enter into this assignment to allow the Company to assign it's right, title and interest to Authority without the requirement of the payment of the $450,000.00 to the Company by Authority and then the return to the Authority of the same amount of funds by the Company for the purchase of the property;

     NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. The Authority and the Company, by virtue of this assignment agreement, agree that $450,000.00 of the LGEDF grant awarded to the Authority shall and is hereby assigned by the Authority to the Company for purchase of the property located at the Coalfields Regional Industrial Park to be utilized for the development of a cabinet manufacturing facility.

     2. The Authority and the Company further agree that simultaneously the funds assigned by the Authority to the Company in Paragraph 1 above are assigned back to the Authority from the Company to be applied towards the purchase of the property in the Coalfields Regional Industrial Park to fulfill the requirements of the agreement executed between the parties for purchase of the property in the amount of $450,000.00.

     IN WITNESS HEREOF, the Parties have each caused this Assignment agreement to be executed by their duly authorized officers and delivered as of the date first above written.

PERRY, HARLAN, LESLIE, BREATHITT
REGIONAL INDUSTRIAL AUTHORITY, INC.,
a Kentucky Regional Industrial Authority, non-Profit Corporation

By:   Ed Harris                                      Date: 2/13/02
      Ed Harris, Chairman


AMERICAN WOODMARK CORPORATION,
a Virginia corporation

Date: David L. Blount                                Date: 3/1/02
      David L. Blount
      Sr. Vice President

                                                                EXHIBIT 10.1 (5)

                      NON-INTEREST BEARING PROMISSORY NOTE

$450,000.00                                                        March 1, 2002
                                                                Hazard, Kentucky

     FOR VALUE RECEIVED, AMERICAN WOODMARK CORPORATION, a Virginia corporation, 3102 Shawnee Drive, Winchester, Virginia, 22601 ("Borrower"), promises to pay to the order of PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY, INC. at its principal office at 917 Perry Park Road, Hazard, Kentucky, 41701 (the "Authority"), the principal sum of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) and, in the case of an Event of Default, with interest as hereinafter provided until the entire principal balance of and all accrued interest on this Note has been paid in full.

     This Note shall be forgiveable so long as the Borrower shall faithfully perform its obligations pursuant to a loan agreement (the "Loan Agreement") of even date herewith by and among the Authority and the Borrower which requires Borrower to construct an Industrial Facility on certain Property known as Lot # 105 of the Coalfields Industrial Park in Perry County, Kentucky. Any terms defined in the Loan Agreement and not otherwise defined herein shall have the same meaning herein as in the Loan Agreement. Upon the Borrower's completion of the Industrial Facility and its receipt and tender to the Authority of a bona fide Certificate of Occupancy from each governmental authority having jurisdiction thereof, the Loan shall be deemed satisfied and paid in full. However, unless earlier paid in full or otherwise satisfied through Borrower's performance, and provided the same has not been previously accelerated by the Authority due to default by the Borrower, this Note shall become due and payable, together with all accrued interest, if any, at the offices of the Authority in Hazard, Kentucky on December 31, 2004.

     The Authority and the Borrower acknowledge that this Loan is intended to be a NONINTEREST BEARING NOTE so long as the Borrower shall faithfully comply with its obligations hereunder and under the Loan Agreement. Upon the occurrence of any Event of Default by the Borrower, interest shall commence to accrue at the annual rate of TWO PERCENT (2.00%) on the principal amount of the Loan from the time of said Event of Default until the Loan has been finally collected or has been fully repaid.

     The occurrence of an "Event of Default" (as defined in the Loan Agreement) shall constitute a default under this Note. Upon any Event of Default, the principal of this Note shall commence to accrue interest at the annual rate of TWO PERCENT (2.00%). The holder of this Note may also, at its option, declare the entire unpaid balance of, and all accrued interest on, this Note to be immediately due and payable.

     This Note is secured by a mortgage ("Mortgage") on certain Property more particularly described therein. The holder of this Note is entitled to the rights and security in such Mortgage, more fully described therein and in the Loan Agreement. The holder hereof assents to the provisions of the Loan Agreement.

     Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this Note or of the Loan Agreement, or of any of such holder's fights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all payments of interest and principal on this Note.

     If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Borrower promises to pay to the order of the holder hereof such holder's reasonable attorney's fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to any collateral securing this Note, to the extent allowed by the laws of the Commonwealth of Kentucky, or any state in which any collateral for this Note is situated and to the extent such fees and costs are actually paid or agreed to be paid by the holder of this Note, except such fees as are paid to a salaried employee of the holder of this Note.

     This Note has been delivered in, and shall be governed by and construed in accordance with, the laws of the Commonwealth of Kentucky.

     Except as provided herein, the Borrower of this Note waives presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which the Borrower now or hereafter may be entitled under the laws of the Commonwealth of Kentucky, or of the United States of America or any state thereof. The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this Note, and without limitation, (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this Note, (3) suspend the right to enforce this Note with respect to any persons, (4) change, exchange or release any property in which the Authority has any interest securing this Note, and (5) suspend the right to enforce against any such collateral.

     IN WITNESS WHEREOF, the Borrower has executed this Note on the day and year first above written.

                                            BORROWER:

                                            AMERICAN WOODMARK CORPORATION

                                            By: David L. Blount

                                            Title: Sr. Vice President

                                                                EXHIBIT 10.1 (6)

McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, VA 23219-4030
Phone: 804.775.1000
Fax: 804.775.1061
www. mcguirewoods.com


March 6, 2002

Ed Harris, Chairman
Perry-Harlan-Leslie-Breathitt
Regional Industrial Authority, Inc.
917 Perry Park Road
Hazard, Kentucky 41701

Re: $450,000.00 Loan from the Perry-Harlan-Leslie-Breathitt Regional Industrial Authority ("Authority") to American Woodmark Corporation, in accordance with that certain Multi-County Local Government Development Fund ("LGEDF") Grant

Dear Chairman Harris:

     We have acted as special Virginia counsel for American Woodmark Corporation (the "Company"), a Virginia corporation, in connection with the $450,000.00 loan from the Authority to the Company, in accordance with the terms and conditions of the LGEDF Grant. In delivering the opinions set forth herein, we have examined originals (or copies thereof, certified to our satisfaction) of such organizational documents of the Company and other documents, records, papers, certificates and public records as we have deemed relevant and necessary in order to express the opinions set forth herein. In addition, we have relied on the representations and warranties of the Company contained in the Loan Documents (as hereinafter defined).

     In delivering the opinions set forth herein, we have also reviewed the following documents and instruments executed by the Company in connection with the Loan and the Grant (collectively, the "Loan Documents"):

     1. That certain Grant Agreement by and among Kentucky Economic Development Finance Authority, the Authority and the Company dated as of February 13, 2002;

     2. That certain Loan Agreement between the Company and the Authority dated March 1,2002; and

Ed Harris, Chairman
Perry-Harlan-Leslie-Breathitt
Regional Industrial Authority, Inc.
March 6, 2002
Page 2, 2002

     3. That certain Promissory Note executed by the Company dated March 1,
2002.

     In the course of our examination of the documents, we have assumed the genuineness of all signatures, other than the signatures of the officials of the Company, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as copies.

     Based on the foregoing, it is our opinion that:

     1. The Company is a validly existing Virginia corporation;

     2. The Company has the requisite corporate power to execute and deliver the Loan Documents, and to observe and perform the provisions of the Loan Documents;

     3. The execution and delivery of the Loan Documents by the Company and the performance and/or observance thereby of the provisions of the Loan Documents, does not and will not (i) violate any Virginia law, statute, court, decision, rule, order or regulation applicable to the Company or (ii) to our knowledge, constitute a default or a violation under, result in the imposition of any lien under, or conflict with, or result in any breach of any of the provisions of, any existing material contract or other material obligation binding upon the Company and known to us;

     4. The officers of the Company who executed the Loan Documents are duly authorized to execute and deliver the Loan Documents on behalf of the Company, and the Loan Documents are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms and conditions, (a) except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, arrangement or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions), (b) except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing or would be commercially unreasonable, and (c) except that we express no opinion as to the legality, validity, binding nature or enforceability of (i) any provision providing for the payment of fees or the payment or reimbursement of costs and expenses for claims, losses or liabilities in excess of a reasonable amount determined by a court or other tribunal, (ii) any broadly stated waivers, including, without limitation, waivers of presentment, demand, protest or

Ed Harris, Chairman
Perry-Harlan-Leslie-Breathitt
Regional Industrial Authority, inc.
March 6, 2002
Page 3

notice, any waivers that are found by a court to be against public policy or any waivers that are ineffective pursuant to statutes and judicial decisions, or
(iii) any provision that requires or relates to the payment of interest at a rate or in an amount, after the maturity or after or upon acceleration of the liabilities evidenced thereby, or after or during the continuation of any default, unmatured default or other circumstance, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture; and

     5. To our knowledge, there is no litigation or proceeding involving the Company pending or threatened in any Virginia court or administrative agency, the outcome of which could be reasonably expected to materially and adversely affect the ability of the Company to meet its obligations under the Loan Documents.

     We are licensed to practice law in the Commonwealth of Virginia and do not purport to express any opinion concerning the laws of any jurisdiction other than the Commonwealth of Virginia. To the extent that any of the Loan Documents are governed by the laws of the State of Kentucky, we have, with your permission, assumed that such laws conform to the laws of the Commonwealth of Virginia.

     When reference is made in the opinion expressed herein to "knowledge" or to what is "known to us," or a similar phrase, it means the current actual knowledge attributable to our representation of the Company in connection with the Loan Documents of only those partners and associates who have had a significant involvement with negotiation or preparation of this letter. However, except as otherwise indicated, we have not undertaken any independent investigation to determine the accuracy of any factual information of statements referred to in the preceding paragraph, and no inference that we have any knowledge of any matters pertaining to such information or statements should be drawn from our representation of the Company.

     No one other than you shall be entitled to rely on the opinions expressed herein. This opinion is not intended to be used in any transaction other than the one described above. This opinion is being delivered to you with the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other person or entity without, in each instance, our specific prior written consent.

Sincerely yours,

                                                                EXHIBIT 10.1 (7)

                   CERTIFICATE REGARDING HAZARDOUS SUBSTANCES

RE:  Sale of Property on Ten Mile Creek in Perry

     County, Kentucky by Perry, Harlan, Leslie, Breathitt, Regional Industrial Authority, Inc.

          In connection with the sale to American Woodmark Corporation (the "Company") of certain property on Ten Mile Creek in Perry County, Kentucky by the Perry, Harlan, Leslie, Breathitt, Regional Industrial Authority, Inc. (the "Authority") of even date herewith, the Authority hereby certifies and covenants to the Company as follows:

     1. The Authority has no actual knowledge (a) of the presence of any Hazardous Substances (as herein defined) on that certain real property located in Perry County, Kentucky, described in Exhibit "A" attached hereto and incorporated herein by reference (the "Property"); (b) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property; or (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are occurring off the Property as a result of any construction on or operation and use of the Property.

     2. In connection with the Authority's construction on or operation and use of the Property, the Authority represents that, as of the Date of this Certificate, it has no actual knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport or disposal of any Hazardous Substances on the Property.

     3. The Authority agrees to indemnify and hold the Company harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings, costs and expenses (including, without limitation reasonable attorney's fees) arising directly or indirectly from, or out of, or in any way connected with, (a) the presence of any Hazardous Substances on the Property; (b) any violation or alleged violation or any local, state or federal environmental law, regulation, ordinance or administrative or judicial order relating to Hazardous Substances on the Property, whether attributable to events occurring before or after the Authority's acquisition of the Property; provided, that such presence or Hazardous Substances or such violations(s) shall result from an act or omission or arise from or relate to the operations of the Authority upon the Property; or (c) any material misrepresentation by the Authority in the certifications or covenants contained herein. Provided, however, that the Authority's indemnity obligation under this paragraph shall apply only to such presence of Hazardous Substances or violation(s) as are within the actual knowledge of the Authority.

     4. This Certificate shall be binding upon the Authority and its respective successors and assigns, and shall inure to the benefit of and may be relied upon by the Company, its successors and assigns.

     5. As used in this Certificate, "Hazardous Substance" shall mean: Any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation, order or ordinance presently in effect, including without limitation, asbestos in friable form and petroleum products.

     IN WITTNESS WHERE0F, the undersigned has executed and delivered this Certificate to be effective as of February 7, 2002.

PERRY, HARLAN, LESLIE, BREATHITT, REGIONAL INDUSTRIAL AUTHORITY, INC.

By:

Its:

Attachment A

                          MEETS AND BOUNDS DESCRIPTION

     BEING A PARCEL OF LAND LOCATED IN PERRY COUNTY, KENTUCKY, IN THE PERRY, HARLAN, LESLIE, BREATHITT REGIONAL INDUSTRIAL AUTHORITY INC., COALFIELDS INDUSTRIAL PARK, DESIGNATED AS LOT #105 AND BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

     BEGINNING ON AN IRON PIN W/CAP SET AT THE INTERSECTION OF COALFIELDS INDUSTRIAL BOULEVARD (ADOPTED COUNTY ROAD) AND WOODMARK WAY (PROPOSED), SAID POINT HAS A COORDINATE VALUE BASED ON THE COALFIELDS INDUSTRIAL PARK COORDINATE SYSTEM OF N: 384132.285, E: 2718524.408;

     THENCE WITH THE WEST RIGHT OF WAY OF COALFIELDS INDUSTRIAL BOULEVARD, 50' FROM AND PARALLEL TO THE CENTER OF SAID ROAD S 00E31'19"W 436.78' TO AN IRON PIN W\CAP SET; THENCE S 00E09'32" E 318.08' TO AN IRON PIN W\CAP SET; THENCE S 00E00'05"E 23.28' TO AN IRON PIN W\CAP SET;

     THENCE SEVERING THE LANDS OF THE GRANTOR (D.B. 271 PG. 425, PARECEL #1) DUE WEST 1647,75' TO AN IRON PIN W\CAP, STAMPED FORRESTER HAMILTON 2736, FOUND AT A COMMON CORNER TO THE GRANTOR AND ANR COAL CO. LLC (D.B. 208 PG. 266, AND M.B. 28 PG. 337);

     THENCE WITH SAID LINE N 83E10'53'W 147.78'TO AN IRON PIN W\CAP SET AT THE SOUTH EAST CORNER OF THE PROPOSED WOODMARK WAY.

     THENCE WITH THE EAST RIGHT OF WAY OF SAID ROAD 37.5' FROM AND PARALLEL TO THE CENTER OF SAID ROAD DUE NORTH 723 07' TO AN IRON PIN W\CAP SET; THENCE WITH CURVE TO THE RIGHT WITH AN ARC LENGTH OF 58.90', A RADIUS OF 37.5', A CHORD BEARING OF N 45E00'00"E, AND A CHORD LENGTH OF 53.03' TO AN IRON PIN W\CAP SET; THENCE CONTINUING WITH THE SOUTH RIGHT OF WAY OF SAID ROAD DUE EAST 1760.09' TO THE BEGINNIG.

     CONTAINING 32.0265 ACRES OR 1395073.0 SQ. FT. AS SURVEYED BY LEO MLLLER P.L.S. #1904 OF LEO MILLER & ASSOC, INC., ON 11-23-01, AND BEING A PART OF THE PROPERTY DESCRIBED IN D.B. 271 PG. 425, PARCEL #1 AS RECORDED IN THE RECORDS OF THE PERRY COUNTY COURT CLERK'S OFFICE.

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